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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
THE CHILDREN'S PLACE RETAIL STORES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2006 PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS

The Annual Meeting of Stockholders of The Children's Place
Retail Stores, Inc. will be held at our corporate headquarters located at:

915 Secaucus Road
Secaucus, New Jersey 07094

on

Thursday, June 22, 2006, at 10:00 A.M.

THE CHILDREN'S PLACE RETAIL STORES, INC.
915 Secaucus Road
Secaucus, New Jersey 07094

May 15, 2006

Dear Stockholder:

On behalf of the Board of Directors of The Children's Place Retail Stores, Inc., it is my pleasure to invite you to attend the 2006 Annual Meeting of Stockholders of The Children's Place Retail Stores, Inc.

The business to be transacted at the meeting is set forth in the accompanying Notice of Annual Meeting of Stockholders and is more fully described in the accompanying Proxy Statement.

It is important that your shares be represented at the meeting, regardless of how many you hold. Whether or not you can be present in person, please fill in, sign, date and return in the enclosed postage paid envelope your proxy as soon as possible. If you do attend the meeting and wish to vote in person, your proxy may be revoked at your request.

We appreciate your support and look forward to seeing you at the meeting.

Sincerely yours,

Ezra Dabah Chairman of the Board and Chief Executive Officer

THE CHILDREN'S PLACE RETAIL STORES, INC.

Notice of Annual Meeting of
Stockholders
to be held Thursday, June 22, 2006

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of The Children's Place Retail Stores, Inc. will be held at 915 Secaucus Road, Secaucus, New Jersey 07094 on Thursday, June 22, 2006, at 10:00 a.m., local time, for the following purposes:

    1.
    To elect two Class III directors to serve for a three-year term and until their successors are duly elected and qualified.

    2.
    To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007.

    3.
    To approve the Annual Management Incentive Bonus Plan of The Children's Place Retail Stores, Inc.

    4.
    To transact such other business as may properly come before the meeting, or any adjournment thereof.

Only stockholders of record at the close of business on May 9, 2006 shall be entitled to notice of, and to vote at, the annual meeting.

By order of the Board of Directors,

Steven Balasiano Secretary

Secaucus, New Jersey
May 15, 2006

IMPORTANT: Whether or not you expect to attend the annual meeting in person, we urge you to vote your shares at your earliest convenience by filling in, signing, dating and mailing to us in the postage paid envelope provided the enclosed proxy card. This will ensure the presence of a quorum at the meeting. Promptly voting your shares will save us the expense and extra work of additional solicitation. Submitting your proxy now will not prevent you from voting your shares at the annual meeting if you desire to do so, as your proxy is revocable at your option.

Table of Contents

ABOUT THE MEETING	1
When and where will the annual meeting take place?	1
Who is soliciting my vote?	1
What am I being asked to vote on?	1
What is the record date for the annual meeting?	1
How many votes do I have?	1
How many votes may be cast by all stockholders?	1
How many votes must be present to hold the annual meeting?	2
How do I vote?	2
How many votes will be required to elect the Class III directors, to ratify the appointment of Deloitte & Touche LLP and to approve the Annual Management Incentive Bonus Plan?	2
What are the Board's recommendations?	2
May I change or revoke my vote?	3
What if I do not indicate my vote for one or more of the matters on my proxy card?	3
What if I withhold my vote or I abstain?	3
What happens if I do not return a signed proxy card?	3
Will I have any rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the annual meeting?	4
Will my vote be confidential?	4
How can I attend the annual meeting?	4
What happens if the annual meeting is postponed or adjourned?	4
Could other matters be decided at the annual meeting?	4
Do any stockholders beneficially own more than 5% of our common stock?	5
Who will pay the expenses incurred in connection with the solicitation of my vote?	5
Will your independent registered public accounting firm participate in the annual meeting?	5
Can I view your proxy materials electronically?	5
How can I receive copies of these documents?	5
How can I obtain copies of your corporate governance documents?	5
How can I communicate with your board of directors?	6
MATTERS REQUIRING STOCKHOLDER ACTION	6
PROPOSAL NO. 1—ELECTION OF DIRECTORS	6
Directors	7
Nominees For Election at the Annual Meeting	7
Continuing Directors	7
PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	8
PROPOSAL NO. 3—APPROVAL OF ANNUAL MANAGEMENT INCENTIVE BONUS PLAN	8
What are the general goals of the plan?	8
How is the plan administered?	9
Who may participate in the plan?	9
How are bonus determinations made?	9
What are the reasons for adoption of the plan?	11
Where can I find a copy of the plan?	11
What vote is required to approve the plan?	11
INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES	11
Corporate Governance	11
Director Independence	13
Consideration of Director Nominees	13
Committees of the Board of Directors	14
Compensation Committee	14

Corporate Governance Committee	15
Audit Committee	15
Meetings of the Board of Directors	15
Director Continuing Education	16
Compensation of Directors	16
2005 Board of Director Compensation	16
Audit Committee Report	17
INDEPENDENT AUDITORS	19
Fees Paid to Deloitte & Touche LLP for Services Rendered During the Last Two Fiscal Years	19
Audit Fees	19
Audit-Related Fees	19
Tax Fees	19
All Other Fees	20
Pre-Approval Policy	20
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	21
EXECUTIVE OFFICERS	23
Compensation Committee Report	23
Compensation Committee Interlocks and Insider Participation	28
Summary of Executive Compensation	28
Stock Options	30
Equity Plan Compensation Information	32
Employment Agreements	33
Severance Agreements	35
OTHER MATTERS	35
Section 16(a) Beneficial Ownership Reporting Compliance	35
Certain Relationships and Related Transactions	36
Performance Graph	37
Other Business	37
Stockholder Proposals: 2007 Annual Meeting	38
EXHIBIT A	39
ANNUAL MANAGEMENT INCENTIVE BONUS	39

THE CHILDREN'S PLACE RETAIL STORES, INC.
915 Secaucus Road
Secaucus, New Jersey 07094

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD THURSDAY, JUNE 22, 2006

ABOUT THE MEETING

When and where will the annual meeting take place?

The annual meeting will be held on Thursday, June 22, 2006, at 10:00 a.m., local time, at 915 Secaucus Road, Secaucus, New Jersey 07094.

Who is soliciting my vote?

This proxy statement is provided in connection with the solicitation of proxies by our board of directors for the annual meeting. Proxy materials, including this proxy statement, were filed with the Securities and Exchange Commission on May 12, 2006 and are first being sent to stockholders on or about May 19, 2006.

What am I being asked to vote on?

You are being asked to vote on:

  •
  the election of two Class III directors to serve for a three-year term and until their successors are duly elected and qualified;

  •
  the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007; and

  •
  the approval of the Annual Management Incentive Bonus Plan of The Children's Place Retail Stores, Inc.

What is the record date for the annual meeting?

May 9, 2006 at 5:00 p.m., local time, is the record date for determining those stockholders who are entitled to vote at the annual meeting and at any adjournment or postponement of the meeting.

How many votes do I have?

You have one vote for each share of our common stock that you owned on the record date.

How many votes may be cast by all stockholders?

A total of 28,750,073 votes may be cast, consisting of one vote for each of the 28,750,073 shares of our common stock outstanding on the record date.

How many votes must be present to hold the annual meeting?

The presence in person or by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote at the annual meeting shall constitute a quorum for the transaction of business at the annual meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining the presence or absence of a quorum. A broker "non-vote" occurs when a broker or nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker or nominee does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

In order for us to determine that enough votes will be present to hold the annual meeting, we urge you to vote by proxy even if you plan to attend the meeting.

How do I vote?

If you are a holder of record (that is, if your shares are registered in your own name with our transfer agent), you may vote using the enclosed proxy card. You must sign and date the proxy card and return it to us in the enclosed postage-paid envelope.

If you hold your shares in street name (that is, if you hold your shares through a bank, broker or other holder of record), please refer to the information on the voting instruction form forwarded to you by your bank, broker or other holder of record to see which voting options are available to you.

If you want to vote in person at the annual meeting and you hold your shares in street name, you must obtain a proxy card from your bank, broker or other holder of record authorizing you to vote. You must bring the proxy card to the meeting.

How many votes will be required to elect the Class III directors, to ratify the appointment of Deloitte & Touche LLP and to approve the Annual Management Incentive Bonus Plan?

A plurality of the votes cast at the annual meeting is required to elect each nominee as a Class III director to our board of directors. Since the number of nominees is equal to the number of vacancies, receipt of any votes in favor of any nominee will ensure that that nominee is elected.

The affirmative vote of the holders of a majority of the shares represented at the annual meeting and entitled to vote is required to ratify the appointment of Deloitte & Touche LLP as our independent public accounting firm for the fiscal year ending February 3, 2007 and to approve our Annual Management Incentive Bonus Plan.

What are the Board's recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our board of directors. Our board of directors' recommendations with respect to each proposal are set forth together with the description of each proposal in this proxy statement. In summary, our board of directors recommends a vote:

  •
  FOR the election of the two nominees named under the caption "Proposal No. 1—Election of Directors" to serve as Class III directors (see page 6); and

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007 (see page 8); and

  •
  FOR the approval of our Annual Management Incentive Bonus Plan (see page 8).

Pursuant to the provisions of Rule 14a-4(c) promulgated under the Securities Exchange Act of 1934, as amended, with respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our board of directors or, if no recommendation is given, in their own discretion.

May I change or revoke my vote?

Yes. To change your vote pursuant to a previously submitted proxy, you may:

  •
  cast a new vote by mailing a new proxy card with a later date; or

  •
  if you hold shares in your name, attend the annual meeting and vote in person.

If you wish to revoke rather than change your vote, written revocation must be sent to our Secretary prior to the annual meeting.

What if I do not indicate my vote for one or more of the matters on my proxy card?

If you return a signed proxy card without indicating your vote on a matter submitted at the annual meeting, your shares will be voted on that particular matter as follows:

  •
  FOR the election of the two nominees named under the caption "Proposal No. 1—Election of Directors" to serve as Class III directors;

  •
  FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007; and

  •
  FOR the approval of our Annual Management Incentive Bonus Plan.

What if I withhold my vote or I abstain?

For the election of the Class III directors, you may vote for the two nominees named on the proxy card, or you may indicate that you are withholding your vote for either or both of the nominees. Withheld votes are not treated as votes cast and therefore will have no effect on the proposal to elect directors. Abstentions are not considered for the purpose of the election of directors.

For each of the proposal to ratify the appointment of Deloitte & Touche LLP as our independent public accounting firm for the fiscal year ending February 3, 2007 and the proposal to approve our Annual Management Incentive Bonus Plan, you may vote for or against, or abstain from voting on, such proposal. An abstention with respect to either proposal will have the same effect as a vote against such proposal.

What happens if I do not return a signed proxy card?

If you do not return a signed proxy card, the shares held in your name will not be voted.

If you hold your shares through a broker and you do not provide your broker with specific instructions with respect to the proposal to elect the Class III directors or the proposal to ratify the appointment of our independent registered public accounting firm for the fiscal year ending February 3, 2007, your shares may be voted with respect to such proposals at your broker's discretion.

The Nasdaq National Market rules provide that brokers and nominees may not exercise their voting discretion on certain non-routine matters without receiving instructions from the beneficial owner of the shares. Therefore, if you do not issue instructions to your broker, your broker is not allowed to exercise its voting discretion on certain non-routine matters, including the approval of our Annual Management

Incentive Bonus Plan, and will return a proxy card with no vote on the non-routine matter. Under Delaware law, broker non-votes with respect to a non-routine matter are not considered entitled to vote on the proposal. Accordingly, broker non-votes will not be considered for purposes of determining the number of shares represented at the annual meeting and entitled to vote on the proposal to approve our Annual Management Incentive Bonus Plan.

Will I have any rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the annual meeting?

No. Holders of our common stock will not have any rights of appraisal or similar dissenter's rights with respect to any matter to be acted upon at the annual meeting.

Will my vote be confidential?

Yes. Your vote will not be disclosed to our board of directors or employees, except for a very limited number of employees involved in coordinating the vote tabulation process. An independent inspector reviews the vote tabulation process.

Our confidentiality policy does not apply to certain matters, such as contested elections or disputed votes.

How can I attend the annual meeting?

Only stockholders as of the record date, May 9, 2006 at 5:00 p.m., local time, may attend the annual meeting.

To attend the meeting, you must bring with you:

  •
  photo identification; and

  •
  proof of ownership of your shares as of the record date, such as a letter or account statement from your bank or broker.

The use of cameras, recording devices and other electronic devices at the annual meeting is prohibited, and such devices will not be allowed in the meeting or any other related areas, except by credentialed media. We realize that many cellular phones have built-in digital cameras, and while you may bring these phones into the venue, you may not use the camera function at any time.

What happens if the annual meeting is postponed or adjourned?

Your proxy will remain valid and may be voted when the postponed or adjourned meeting is held. You may change or revoke your proxy until it is voted.

Could other matters be decided at the annual meeting?

Our by-laws require prior notification of a stockholder's intent to request a vote on other matters at the annual meeting. The deadline for notification has passed. If any other matters properly arise at the annual meeting, your proxy, together with the other proxies received, will be voted at the discretion of the proxy holders designated on the proxy card.

Do any stockholders beneficially own more than 5% of our common stock?

Yes. According to public filings, the following three stockholders beneficially owned more than 5% of the outstanding shares of our common stock as of April 15, 2006:

  •
  Ezra Dabah, our Chairman and Chief Executive Officer;

  •
  Stanley Silverstein, a director and the father-in-law of Ezra Dabah; and

  •
  FMR Corp. and Edward C. Johnson 3d, as Chairman of FMR Corp.

Who will pay the expenses incurred in connection with the solicitation of my vote?

We pay the cost of preparing proxy materials and soliciting your vote. We also pay all annual meeting expenses.

We may use the services of our directors, officers, employees and others to solicit proxies, personally or by telephone. We may also make arrangements with brokerage houses and other custodians, nominees, fiduciaries and stockholders of record to forward solicitation material to the beneficial owners of stock held of record by such persons. We may reimburse such solicitors for reasonable out-of-pocket expenses incurred by them in soliciting proxies, but we will not pay any compensation for their services.

Will your independent registered public accounting firm participate in the annual meeting?

Yes. Our independent registered public accounting firm is Deloitte & Touche LLP. A representative of Deloitte & Touche LLP will be present at the meeting, will be available to answer any questions you may have and will have the opportunity to make a statement.

Can I view your proxy materials electronically?

We have posted this proxy statement on our website at www.childrensplace.com, under the section entitled "Investor Relations." You also may use our website to view our other filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the fiscal year ended January 28, 2006.

How can I receive copies of these documents?

We will furnish without charge (other than a reasonable charge for any exhibit requested) to any stockholder who requests in writing, a copy of this proxy statement and/or our Annual Report on Form 10-K, including financial statements and the schedules thereto, for the fiscal year ended January 28, 2006, as filed with the Securities and Exchange Commission. Any such request should be directed to The Children's Place Retail Stores, Inc., 915 Secaucus Road, Secaucus, New Jersey 07094, Attention: Investor Relations.

How can I obtain copies of your corporate governance documents?

You may obtain a copy of our Corporate Governance Guidelines, our Code of Business Conduct and the charters for each of the committees of our board of directors on our website at www.childrensplace.com, under the section entitled "Investor Relations," or by contacting our Assistant Secretary by e-mail at corporatesecretary@childrensplace.com or by mail at The Children's Place Retail Stores, Inc., 915 Secaucus Road, Secaucus, New Jersey 07094. In addition, we intend to satisfy our disclosure requirements under Item 10 of Form 8-K, regarding any amendments to, or waiver of, a provision of our Code of Business Conduct that applies to our principal executive officer, principal financial officer or controller or our directors by posting such information on our website at www.childrensplace.com under the "Corporate Governance" tab under the section entitled "Investor Relations."

How can I communicate with your board of directors?

If you would like to communicate with our board of directors, a committee of our board of directors and/or an individual director(s) (including the non-employee directors as a group), you may send an e-mail to childrensplaceboard@childrensplace.com, or write to the following address:

  Board of Directors
  c/o Assistant Secretary
  The Children's Place Retail Stores, Inc.
  915 Secaucus Road
  Secaucus, New Jersey 07094

You should specify in each communication the applicable addressee or addressees to be contacted as well as the general topic of the communication. We will initially receive and process communications before forwarding them to the addressee. Our Assistant Secretary generally will not forward to the directors a stockholder communication that it determines to be primarily commercial in nature, that relates to an improper or irrelevant topic or that requests general information about us and is therefore unrelated to the stockholder's ownership of our stock.

Concerns about accounting, internal controls over financial reporting, auditing matters or possible violations of our Code of Business Conduct should be reported pursuant to the procedures outlined in the Code of Business Conduct, which is available on our website at www.childrensplace.com, under the "Corporate Governance" tab in the section entitled "Investor Relations."

MATTERS REQUIRING STOCKHOLDER ACTION

Proposal No. 1—Election of Directors

Our certificate of incorporation and by-laws provide for a classified board of directors comprised of Classes I, II and III, whose members serve staggered terms. The Class III, Class I and Class II directors are scheduled to be elected at our annual meeting of stockholders to be held in 2006, 2007 and 2008, respectively, to serve for a three-year term and until their successors are duly elected and qualified. The nominees for Class III directors are set forth in the chart on page 7.

Unless authorization is withheld or except as otherwise specified by the stockholder, the persons named as proxies will vote FOR the nominees for Class III directors. If a nominee is unable or declines to serve as a director at the time of the annual meeting, the proxy holders will vote for any nominee who shall be designated by our present board of directors to fill the vacancy. If additional persons are nominated for election as director, the proxy holders intend to vote all proxies received by them for the nominees listed below and not for any other nominees. As of the date of this proxy statement, our board of directors is not aware that either nominee is unable or will decline to serve as a director. The nominees listed below are currently serving as directors.

The election to our board of directors of the nominees identified in this proxy statement will require a plurality of the votes cast, in person or by proxy, at the annual meeting.

Directors

The following table sets forth certain information with respect to our current directors, including the nominees for election as Class III directors at the annual meeting.

Nominees For Election at the Annual Meeting

= Chair	= Member
NAME	CLASS OF DIRECTOR	DIRECTOR SINCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	CORPORATE GOVERNANCE COMMITTEE
Malcolm Elvey, age 64	III	2002

Mr. Elvey is the Vice Chairman and Founder of Qlimo, a New York ground transportation company. From 2004 to 2006, Mr. Elvey served as the Chief Executive Officer of Town Car Limousine, a subsidiary of Qlimo. He has also served as Managing Partner of Collaborative Capital, a venture capital fund focused on early-stage technology companies, since 1999. Mr. Elvey also serves as a director of PowerHouse Technologies Group.
Sally Frame Kasaks, age 61	III	2000

Ms. Kasaks has served as our lead director since 2005. Ms. Kasaks has served as a business consultant to a number of retailers through ISTA Incorporated since 1997. She is also a director of Pacific Sunwear of California, Inc. and Crane & Co., Inc.

Continuing Directors

NAME	CLASS OF DIRECTOR	DIRECTOR SINCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	CORPORATE GOVERNANCE COMMITTEE
Chuck Crovitz, age 52	II	2004

Mr. Crovitz has operated Crovitz Consulting Co. in Tisbury, Massachusetts since 2003. From 1993 to 2003, Mr. Crovitz served in several senior executive positions, including as the Executive Vice President & Chief Supply Chain Officer for Gap Inc.
Ezra Dabah, age 52	II	1989
Mr. Dabah has served as our Chairman of the Board since 1989 and Chief Executive Officer since 1991.
(Mr. Dabah is Stanley Silverstein's son-in-law)
Robert Fisch, age 56	I	2004

Mr. Fisch has served as the President, Chief Executive Officer and Chairman of the Board of rue21, a leading specialty retailer of value priced apparel for young women and men with over 250 stores across the United States, since 2001.
Stanley Silverstein, age 81	I	1996
Mr. Silverstein has served as Chairman of the Board of Directors of Nina Footwear, a company he founded with his brother, since 1952.
(Mr. Silverstein is the father-in-law of Ezra Dabah, Chairman of the Board and Chief Executive Officer of the Company)

The Board of Directors recommends a vote FOR the election as Class III directors of the nominees identified above.

PROPOSAL NO. 2—APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our board of directors, upon the recommendation of its audit committee, has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007.

The audit committee will consider the outcome of this vote in its decision to recommend appointment of our independent registered public accounting firm for next year; however, since our by-laws do not require that our stockholders ratify the appointment of our independent registered public accounting firm, the audit committee is not bound by the stockholders' decision. Even if the appointment is ratified, the audit committee, in its sole discretion, may change the appointment at any time during the year if it determines that such a change would be in our best interests and in the best interests of our stockholders.

A representative of Deloitte & Touche LLP will attend the annual meeting. The representative will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions from stockholders.

The Board of Directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

PROPOSAL NO. 3—APPROVAL OF ANNUAL MANAGEMENT INCENTIVE BONUS PLAN

In January 2006, the compensation committee adopted a management incentive bonus plan for fiscal year 2006, and in March 2006, the compensation committee approved the specific methodology for the allocation of performance bonuses to "covered executives" under such plan. The compensation committee subsequently recommended that an annual management incentive bonus plan be adopted and presented to our stockholders for their approval at the annual meeting, so that the performance bonuses paid out to covered executives for fiscal year 2006 and in future years are fully deductible by us as "qualified performance-based compensation" under Section 162(m) of the Internal Revenue Code ("Section 162(m)"). Section 162(m) imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to executive officers. Accordingly, in April 2006, the compensation committee adopted the Annual Management Incentive Bonus Plan of The Children's Place Retail Stores, Inc., and directed that the plan be submitted for stockholder approval at the annual meeting.

The following description of the Annual Management Incentive Bonus Plan is qualified in its entirety by reference to the plan itself, a copy of which is attached to this proxy statement as Exhibit A. Copies of the plan may also be obtained by making a written request therefor to our Assistant Secretary.

What are the general goals of the plan?

The Annual Management Incentive Bonus Plan is a performance-based incentive bonus plan under which members of our management team who are designated by the compensation committee, which we refer to as covered executives, are eligible to receive performance bonus payments. The plan is intended to provide an incentive for superior work, to motivate covered executives toward even higher achievement and business results, to tie their goals and interests to those of ours and our stockholders, and to enable us to attract and retain a highly qualified management team.

The Annual Management Incentive Bonus Plan has been adopted and is being submitted to our stockholders for approval so that bonuses payable by us to our covered executives are fully deductible by us for federal income tax purposes. The plan and its performance goals are subject to stockholder approval before any bonuses will be paid under the plan and no bonuses will be paid under the plan unless such approval is obtained.

If the Annual Management Incentive Bonus Plan is not approved, covered executives will be eligible for discretionary bonuses for all fiscal years, but such bonuses will not be deductible by us under Section 162(m) to the extent that (when combined with other non-exempt compensation) they exceed the limit set forth in Section 162(m). In addition, for future fiscal years the compensation committee will explore alternatives to compensate the covered executives in a manner that the committee believes is appropriate in view of their contributions to us and prevailing market practices. Any alternative, if adopted, may or may not be as favorable to us from a financial point of view as the proposed Annual Management Incentive Bonus Plan.

How is the plan administered?

The Annual Management Incentive Bonus Plan will be administered by the compensation committee, the members of which each qualify as "outside directors" under Section 162(m) and the regulations and interpretations promulgated under the Internal Revenue Code. The compensation committee will have the sole discretion and authority to administer and interpret the plan.

Who may participate in the plan?

The compensation committee believes that it is beneficial to have a policy where the methodology used to determine performance bonuses is the same for both our most senior executives as well as our management team in general. Therefore, although only our Chief Executive Officer and President currently receive compensation sufficient to apply Section 162(m), the plan covers, not only those individuals, but also all of our other executive officers, vice presidents, directors and managers. In the future, compensation of some of our vice presidents could reach a level sufficient to make Section 162(m) applicable to their compensation as well. We currently have four executive officers, 25 vice presidents, 125 directors and 212 managers that are eligible to participate in the Annual Management Incentive Bonus Plan.

How are bonus determinations made?

A covered executive may receive a bonus payment under the Annual Management Incentive Bonus Plan based upon the attainment of performance objectives established by the compensation committee for a performance period and related to one or more of the following corporate performance criteria: our net income, operating income, after-tax cash flow, earnings per share, return on equity, return on invested capital or assets, funds from operations, cost reductions and savings, appreciation in the fair market value of our stock, or earnings before any one or more of the following items: interest, taxes, depreciation, amortization, or extraordinary or similar non-recurring items or adjustments. For fiscal year 2006, the compensation committee has established an earnings per share performance objective as the standard for determining the amount of performance bonuses under the Annual Management Incentive Bonus Plan. For fiscal 2006, the range of possible bonuses under the plan is between zero and two times the base salary compensation for the covered executives.

Bonuses under the plan are payable in cash. The actual amount of future bonus payments under the plan is not presently determinable. The total of all bonuses payable to all covered executives for any fiscal year will not under any circumstances exceed twenty five percent (25%) of the income from our continuing operations, determined on a consolidated basis, and adjusted to exclude restructuring and disposition-related charges or credits, net of tax effects, and incremental and non-recurring integration costs and other financial impacts, related to the business operations of an entity acquired by us (the "Maximum Bonus Award Pool"). In addition, the plan provides that the maximum bonus for any covered executive will not exceed $5,000,000 in any performance period. In the event that the total of all bonuses payable to covered executives would exceed the Maximum Bonus Award Pool, the bonus of each participant will be proportionately reduced such that the total of all such bonuses paid is equal to the Maximum Bonus Award Pool.

If the Annual Management Incentive Bonus Plan had been in place during fiscal 2005, the target bonus for such covered executives would have been an aggregate of $7,420,000, as set forth in the table below.

NAME AND POSITION	AMOUNT PAYABLE IN FISCAL 2005 IF ANNUAL MANAGEMENT INCENTIVE BONUS PLAN HAD BEEN IN EFFECT DOLLAR VALUE ($)
Ezra Dabah Chairman of the Board and Chief Executive Officer	712,500
Neal Goldberg President	393,000
Mario A. Ciampi (1) Senior Vice President	300,000
Steven Balasiano Senior Vice President, General Counsel and Chief Administrative Officer	171,000
Hiten Patel (2) Senior Vice President and Chief Financial Officer	144,000
Executive officers as a group	1,720,500
All other employees, including officers who are not executive officers, as a group	5,699,500

(1)
Mr. Ciampi resigned, effective as of April 30, 2006.

(2)
Mr. Patel resigned, effective as of April 15, 2006.

The plan is designed to ensure that annual bonuses paid thereunder to covered executives are deductible by us for federal income tax purposes, without limit under Section 162(m). Section 162(m), which was added to the Internal Revenue Code in 1993, places a limit of $1,000,000 on the amount of compensation that may be deducted by us in any taxable year with respect to each "covered employee," within the meaning of Section 162(m). However, specified performance-based compensation under a plan approved by stockholders is not subject to the deduction limit. The plan is designed to provide this type of performance-based compensation to covered executives.

Bonuses paid to covered executives under the plan will be based upon bonus formulas that tie the bonuses to one or more objective performance standards. Bonus formulas for covered executives will be adopted in each performance period by the compensation committee no later than the latest time permitted by Section 162(m) (generally, for performance periods of one year or more, no later than 90 days after the commencement of the performance period). With regard to bonuses for fiscal 2006, the compensation committee has established performance objectives relating to our earnings per share (before specified extraordinary items and equity compensation expense) for the fiscal year commencing January 29, 2006.

Bonuses will not be paid to covered executives unless and until the compensation committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Section 162(m). The compensation committee has no discretion to increase the amount of a covered executive's bonus payable under the Annual Management Incentive Bonus Plan. In the event of a covered executive's termination of employment (other than due to death, disability or retirement on or after age 65) prior to the attainment of the objective performance standards for any specified period, the covered executive will not be entitled to a bonus under the plan.

The effective date of the plan is as of March 22, 2006. The compensation committee has designated the fiscal year commencing January 29, 2006 as the first performance period under the plan, designated our Chief Executive Officer, our President and our vice presidents, directors and managers as covered executives for such performance period and established objective bonus formulas relating to improving our earnings per share before specified extraordinary items and equity compensation expenses during the performance period.

What are the reasons for adoption of the plan?

Our board of directors believes that the plan will provide an incentive for superior work and motivate covered executives toward even higher achievement and business results. Our board of directors also believes that the plan will further tie the covered executives' goals and interests to those of us and our stockholders, and will enable us to attract and retain a highly qualified management team. Payment of bonuses under the plan will also provide for their deductibility by us under the Internal Revenue Code without regard to the deduction limit in Section 162(m) thereof.

Where can I find a copy of the plan?

Please see Exhibit A to this proxy statement.

What vote is required to approve the plan?

Approval of the Annual Management Incentive Bonus Plan requires the affirmative vote of the holders of a majority of the outstanding shares of our common stock represented at and entitled to vote at the meeting.

The Board of Directors recommends a vote FOR approval of the Annual Management Incentive Bonus Plan of The Children's Place Retail Stores, Inc.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

Corporate Governance

We are dedicated to being a leading specialty retailer of children's merchandise and to creating superior long term stockholder value. It is our policy to conduct our business with the highest integrity and an unrelenting passion for providing the best value to our customers. Our business is managed by our employees under the direction and oversight of our board of directors. Except for Ezra Dabah, our Chairman and Chief Executive Officer, none of the members of our board of directors is employed by us. Our board of directors limits membership on its committees to independent non-management directors. We keep members of our board of directors informed of our business through discussions with management, materials we provide them, visits to our offices and participation in meetings of our board of directors and committees.

Our board of directors has adopted a comprehensive set of corporate governance principles, which are outlined in our "Corporate Governance Guidelines," which include guidelines for:

  •
  determining director independence and qualifications for directors;

  •
  establishing overall standards and policies for the responsibilities and practices of our board of directors and its committees, including reviewing, approving and monitoring fundamental financial and business strategies and major corporate actions;

  •
  ensuring processes are in place for maintaining our integrity;

  •
  assessing our major risks and reviewing options for their mitigation; and

  •
  providing counsel and oversight on the selection, evaluation, development and compensation of senior management.

Our corporate governance committee and board of directors regularly review our corporate governance policies and practices. Beginning in June 2005, the corporate governance committee and our board of directors undertook a comprehensive review of our corporate governance policies and practices. As a result, we recently revised our Corporate Governance Guidelines to:

  •
  require that we disclose the number of non-management director executive sessions held each year in the proxy statement;

  •
  state that it is expected that each director will participate in such continuing education programs as such director deems appropriate and encourage each director to participate in at least one such program every two years and disclose board participation in such programs;

  •
  add restrictions on directors serving on other boards of directors and committees;

  •
  state that the compensation committee shall review and approve all related party transactions;

  •
  state that each director is expected to attend every annual meeting of our stockholders;

  •
  add minimum qualifications for director nominees and the qualities or skills that are necessary for directors to possess;

  •
  state the process by which stockholders can recommend director nominees to the corporate governance committee;

  •
  state the process that the corporate governance committee will follow in evaluating potential director nominees;

  •
  state that the corporate governance committee shall have a policy that it make no distinctions in evaluating nominees based on whether or not a nominee is recommended by a stockholder;

  •
  add a policy statement regarding our position to not reprice options without stockholder approval;

  •
  review and reassess the Corporate Governance Guidelines when appropriate and at least annually; and

  •
  state that the Corporate Governance Guidelines will be posted on our website.

In addition, all of our employees, including our principal executive officer, our principal financial officer and our controller, and our directors are required to comply with our Code of Business Conduct.

Our Corporate Governance Guidelines, and all of our corporate governance materials, including our board committee charters and our Code of Business Conduct, are published under the "Corporate Governance" tab under the "Investor Relations" section of our website at www.childrensplace.com. These materials are also available in print to any stockholder upon request. On a regular basis, our board of directors reviews these corporate governance documents, Delaware law, the rules and listing standards of The Nasdaq Stock Market, Inc. and the rules and regulations promulgated by Securities and Exchange Commission, as well as best practices suggested by recognized governance authorities. Our board of directors modifies the appropriate document as warranted. Any modifications to these documents are reflected periodically on our website.

Director Independence

A majority of our board of directors consists of non-management directors who meet the criteria for independence within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules and under Rule 10A-3 of the Exchange Act. Each year the corporate governance committee provides each director with a Non-Management Director Independence and Audit Committee Questionnaire to help evaluate whether the director has any material relationship with us (whether directly or as a partner, stockholder, or officer of an organization that has a relationship with us), considering all relevant information provided by each director regarding the director's business and other relationships with us and our affiliates and with management and their affiliates. Our board of directors has determined that Messrs. Crovitz, Elvey and Fisch and Ms. Kasaks are independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules and under Rule 10A-3 of the Exchange Act.

Consideration of Director Nominees

The corporate governance committee is responsible for all matters related to the selection and qualification of members of our board of directors and structure of its committees, as well as any other matters relating to the duties of the members of our board of directors, and acts as a nominating committee for director candidates and committee members.

When evaluating a candidate for membership on our board of directors, the corporate governance committee considers the skills and characteristics desired by our board of directors based upon an assessment of the needs of our board of directors and its committees as determined by the members of our board of directors in their business judgment at the time the evaluation is made. The assessment includes: an analysis of each candidate's judgment, financial literacy, maturity, experience, commitment, integrity and accountability, as well as consideration of diversity and age.

Our Corporate Governance Guidelines describe the minimum qualifications for nominees and the qualities or skills that are necessary for directors to possess. Each nominee:

  •
  must satisfy any legal requirements applicable to members of our board of directors;

  •
  must have business or professional experience that will enable such nominee to provide useful input to our board of directors in its deliberations;

  •
  must have a reputation, in one or more of the communities serviced by us and our affiliates, for honesty and ethical conduct;

  •
  must have a working knowledge of the types of responsibilities expected of members of the board of directors of a public company; and

  •
  must have experience, either as a member of the board of directors of another public or private company or in another capacity, that demonstrates the nominee's capacity to serve in a fiduciary position.

Our corporate governance committee will consider candidates for nominees to serve on our board of directors recommended by our stockholders. Our Corporate Governance Guidelines describe the procedure for stockholders to make such recommendations. Pursuant to these procedures a notice of such recommendation must be delivered to our Secretary at our principal executive offices located at 915 Secaucus Road, Secaucus, New Jersey 07094 no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and no later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by us. The public announcement of an adjournment or postponement of an annual meeting will not commence a new time period (or extend any time period) for the giving of a notice as described above. Our Corporate Governance Guidelines require the notice to set forth as to each candidate recommended by a stockholder: (a) all information relating to such candidate that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act (including such candidate's written consent to being named in the proxy statement as a nominee and to serving as a director if elected), and (b) information that will enable our corporate governance committee to determine whether the candidate or candidates satisfy the criteria established for director candidates.

Our board of directors, or corporate governance committee, may require a proposed nominee for director to furnish such other information to be set forth in the notice, which pertains to such proposed nominee or which may be reasonably required to determine the eligibility of such proposed nominee to serve as a director.

Candidates to serve on our board of directors will be identified from all available sources, including recommendations made by stockholders. Our corporate governance guidelines provide that the corporate governance committee shall have a policy that there will be no differences in the manner in which it evaluates nominees recommended by stockholders and nominees recommended by the corporate governance committee or management, except that no specific process shall be mandated with respect to the nomination of any individuals who have previously served on our board of directors. The evaluation process for individuals other than existing members of our board of directors will include:

  •
  a review of the information provided to the corporate governance committee by the proponent;

  •
  a review of reference letters from at least two sources determined to be reputable by the corporate governance committee; and

  •
  a personal interview of the candidate, together with a review of such other information as the corporate governance committee shall determine to be relevant.

Committees of the Board of Directors

Our board of directors has three standing committees: the compensation committee, the corporate governance committee and the audit committee. In addition to the duties described below and contained in their respective charters, each committee may be assigned additional duties by our board of directors from time to time, and each is charged with reporting its activities to our board of directors.

Compensation Committee

The compensation committee discharges the responsibilities of our board of directors relating to compensation of our Chief Executive Officer and other senior management in a manner consistent with, and in support of, our business objectives, competitive practice and all applicable rules and regulations, including the granting of equity incentives and administration of the our equity compensation plans. In addition, the compensation committee reviews and approves any of our "related-party" transactions.

Messrs. Crovitz and Elvey and Ms. Kasaks serve on the compensation committee, each of whom our board of directors has determined to be independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules and under Rule 10A-3 of the Exchange Act. Mr. Crovitz serves as this committee's Chairperson.

The compensation committee operates pursuant to a charter which can be viewed under the "Investor Relations" section of our website at www.childrensplace.com.

Corporate Governance Committee

The corporate governance committee is responsible for the selection and qualification of members of our board of directors and candidates. In addition, the corporate governance committee acts as a nominating committee for candidates for our board of directors and its committees. The corporate governance committee also assists our board of directors with oversight of other corporate governance matters, including the evaluation of the effectiveness of each member of our board of directors and the performance of the board of directors as a whole. Each year, the corporate governance committee administers an assessment of our board of directors, which includes (1) a self assessment, pursuant to which our board of directors evaluates itself as a whole; (2) a peer assessment, pursuant to which our board of directors evaluates the effectiveness of each member of our board of directors; and (3) a committee assessment pursuant to which each member of our board of directors evaluates the effectiveness of its committees.

Ms. Kasaks and Mr. Elvey currently serve on the corporate governance committee, each of whom our board of directors has determined to be independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules and under Rule 10A-3 of the Exchange Act. Ms. Kasaks serves as the corporate governance committee's chairperson.

The corporate governance committee operates pursuant to a charter which can be viewed under the "Investor Relations" section of our website at www.childrensplace.com.

Audit Committee

The audit committee, which is a separately designated standing audit committee established in accordance with Section 3(a)(58)(A) of the Exchange Act, monitors the preparation and integrity of our financial statements, our financial reports and disclosure practices; the soundness of our system of internal controls regarding finance and accounting compliance; and the appointment, qualifications, independence and performance of our independent registered public accounting firm. Additionally, the audit committee has oversight responsibility for the performance of our internal audit function and compliance with related legal and regulatory requirements.

Messrs. Elvey and Fisch and Ms. Kasaks currently serve on the audit committee, each of whom our board of directors has determined to be independent within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers' Marketplace Rules and under Rule 10A-3 of the Exchange Act. Mr. Elvey serves as the audit committee's chairperson. In addition, our board of directors has determined that all three members meet the "financial sophistication" requirement of Rule 4350(d)2(a)(i) of the NASDAQ listing standards and that Messrs. Elvey and Fisch are each an "audit committee financial expert," as such term is defined in Item 401(h) of Regulation S-K of the Exchange Act.

The audit committee operates pursuant to a charter which can be viewed under the "Investor Relations" section of our website at www.childrensplace.com.

Meetings of the Board of Directors and Committees

During the fiscal year ended January 28, 2006, there were six meetings of our board of directors, 12 meetings of the audit committee, six meetings of the compensation committee, six meetings of the corporate governance committee, and six meetings of the non-management directors in executive session. Each of our incumbent directors attended in excess of 83% of the aggregate of the total number of meetings of our board of directors and committees thereof on which such director served and the most meetings that any one of our directors missed was one. As provided in our Corporate Governance Guidelines, we expect directors to attend the annual meeting of stockholders. All of our directors attended the annual meeting of stockholders held in 2005.

Director Continuing Education

During the past two years, Ms. Kasaks attended the Harvard Business School's executive education program, "Audit Committees in a New Era of Governance" and Ms. Kasaks and Mr. Elvey attended an Institutional Shareholder Services' accredited program presented by the Outstanding Directors Exchange.

Compensation of Directors

On April 18, 2005, our board of directors approved a new compensation plan for its non-employee directors. We pay each of our non-employee directors an annual retainer, attendance fees and a committee chair retainer (if applicable) in the amounts set forth in the table below:

	FISCAL 2005	STOCK OPTIONS
Annual Retainer	$30,000	6,000(1)
Annual Retainer for Committee Chairs
Audit Committee	$10,000
Compensation Committee	$7,500
Corporate Governance Committee	$7,500
Fee per Board Meeting	$1,250
Fee per regularly scheduled Committee Meeting	$1,000

(1)
These options are granted pursuant to our 2005 Equity Incentive Plan and vest over a three year period. In addition, each director receives a grant of options to purchase 15,000 shares of our common stock on the date of his or her initial election to our board of directors.

Employee directors are not eligible for the annual retainer or attendance fees or to serve on any committees of our board of directors.

2005 Board of Director Compensation

NON-EMPLOYEE DIRECTOR	ANNUAL RETAINER	COMMITTEE CHAIRPERSON FEES	BOARD AND COMMITTEE ATTENDANCE FEES	FAIR MARKET VALUE OF GRANTED OPTIONS(1)	TOTAL(2)
Chuck Crovitz	$30,000	$7,500	$12,500	$110,938	$160,938
Malcolm Elvey	30,000	10,000	28,500	110,938	179,438
Robert Fisch	30,000	—	19,500	110,938	160,438
Sally Frame Kasaks	30,000	7,500	28,500	110,938	176,938
Stanley Silverstein	30,000	—	6,250	110,938	147,188

(1)
Reflects the fair market value (based on a Black-Scholes option pricing model) of the annual 6,000 option grant on January 28, 2006 to each of our non-employee directors. This same model is used to compute the compensation expense related to stock options reported in our financial statements.

(2)
Table does not include reimbursement for travel and merchandise discount.

We also pay for or reimburse directors for travel expenses related to attending meetings of our board of directors or its committees, company business meetings and approved educational seminars.

All directors and their immediate families are eligible to receive discounts on our merchandise in accordance with our corporate associate merchandise discount policy.

Audit Committee Report

The audit committee is comprised of three independent directors and operates under a written charter adopted and approved by our board of directors. The audit committee held 12 meetings in fiscal 2005. The meetings facilitated communication with senior management and employees, the internal auditors and Deloitte & Touche LLP, our independent registered public accounting firm. The audit committee held discussions with the internal auditors and Deloitte & Touche LLP, both with and without management present, on the results of their examinations and the overall quality of our financial reporting and internal controls.

The audit committee has the sole authority to appoint or replace the independent registered public accounting firm, and is directly responsible for the oversight of the scope of its role and the determination of its compensation. The audit committee regularly evaluated the performance and independence of Deloitte & Touche LLP and, in addition, reviewed and pre-approved all services provided by Deloitte & Touche LLP during fiscal 2005.

As stated in the audit committee's charter, the audit committee's responsibility is one of oversight. It is the responsibility of our management to establish and maintain a system of internal control over financial reporting, to plan and conduct audits and to prepare consolidated financial statements in accordance with U.S. generally accepted accounting principles. Our independent registered public accounting firm, Deloitte & Touche LLP, is responsible for performing an independent audit of our consolidated financial statements and to issue a report thereon. The audit committee does not provide any expert or other special assurance as to our financial statements or any expert or professional certification as to the work of our independent registered public accounting firm.

In fulfilling its responsibilities, the audit committee has met and held discussions with management and Deloitte & Touche LLP regarding the fair and complete presentation of our financial results. The audit committee has discussed significant accounting policies applied by us in our financial statements, as well as alternative treatments. The audit committee has met to review and discuss the annual audited and quarterly consolidated financial statements for us for the 2005 fiscal year (including the disclosures contained in our 2005 Annual Report on Form 10-K and our 2005 Quarterly Reports on Form 10-Q, under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations") with our management and Deloitte & Touche LLP. The audit committee also reviewed and discussed with management the internal auditors and Deloitte & Touche LLP, the reports required by Section 404 of the Sarbanes-Oxley Act of 2002, namely, management's annual report on our internal control over financial reporting and Deloitte & Touche LLP's attestation report.

The audit committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees" (Codification of Statement on Auditing Standards, AU 380), as modified or supplemented. In addition, the audit committee has received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," as modified or supplemented, and has discussed with Deloitte & Touche LLP its independence from us and our management. The audit committee also has considered whether the provision of non-audit services by Deloitte & Touche LLP is compatible with maintaining Deloitte & Touche LLP's independence.

Based on the audit committee's review of the audited consolidated financial statements, its discussion with management regarding the audited consolidated financial statements, its receipt of written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, its discussions with the independent registered public accounting firm regarding such auditors' independence, the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended, and other matters, the audit committee recommended to our board of directors that our audited consolidated financial statements for the fiscal year ended January 28, 2006, be included in our Annual Report to Stockholders and in our Annual Report on Form 10-K for such fiscal year.

Submitted by the Audit Committee

Malcolm Elvey, Chairman

Sally Frame Kasaks

Robert Fisch

INDEPENDENT AUDITORS

Our board of directors has appointed Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending February 3, 2007. A representative of Deloitte & Touche LLP is expected to be present at the annual meeting with the opportunity to make a statement if such representative so desires and to respond to appropriate questions.

Fees Paid to Deloitte & Touche LLP for Services Rendered During the Last Two Fiscal Years

The following table summarizes the aggregate fees billed to us by Deloitte & Touche LLP.

	2005		2004
	AMOUNT (IN THOUSANDS)	% OF TOTAL FEES FOR YEAR	AMOUNT (IN THOUSANDS)	% OF TOTAL FEES FOR YEAR
Audit fees	$1,560	86%	$1,309	60%
Audit-related fees	28	2%	508	23%
Tax fees	216	12%	362	17%
All other fees	—	—	—	—

TOTAL	$1,804	100%	$2,179	100%

Audit Fees

Fees for audit services billed by Deloitte & Touche LLP in fiscal 2005 and fiscal 2004 consisted of an audit of our annual financial statements, reviews of our quarterly financial statements, the planning and attestation of management's assessment of internal control, as required by the Section 404 of the Sarbanes-Oxley Act of 2002, statutory audits of our subsidiaries, and in the case of fiscal 2004, incremental audit procedures required as a result of our acquisition of the business of the Disney Store North America and the restatement of our historical financial statements to correct our lease accounting practices.

Audit-Related Fees

Fees for audit-related services billed by Deloitte & Touche LLP in fiscal 2005 and fiscal 2004 consisted of employee benefit plan audits and for fiscal 2004, due diligence in connection with our acquisition of the Disney Store North America business.

Tax Fees

Fees for tax compliance services totaled approximately $86,000 and $299,000 in fiscal 2005 and fiscal 2004, respectively. Tax compliance services are services rendered to document, compute and obtain government approval for amounts to be included in tax filings and consisted of Federal, state and local income tax return assistance, assistance with tax return filings in certain foreign jurisdictions, assistance with tax audits and assistance in filing for governmental tax credits. Effective in the fourth quarter of fiscal 2004, we engaged KPMG LLP to assist in income tax preparation for federal, state, foreign and local tax returns.

Fees for tax planning and advice billed by Deloitte & Touche LLP totaled approximately $130,000 and $63,000 in fiscal 2005 and fiscal 2004, respectively. Tax planning and advice services include tax advice related to international regulations and structuring of foreign operations and tax advice on the impact of new legislation on us, including advice relating to cash repatriation under the American Jobs Creation Act of 2004.

All Other Fees

We did not have any fees billed by Deloitte & Touche LLP in fiscal 2005 and fiscal 2004 besides the fees listed above.

The audit committee has a policy to monitor and limit, as appropriate, non-audit related services performed by our independent registered public accounting firm. In considering the nature of the services provided by Deloitte & Touche LLP, the audit committee determined that such services are compatible with the provision of independent audit services. The audit committee discussed these services with management, with advice from Deloitte & Touche LLP, to determine that they are permitted under the rules and regulations concerning auditor independence promulgated by the Securities and Exchange Commission to implement the Sarbanes-Oxley Act of 2002, as well as by the American Institute of Certified Public Accountants.

Pre-Approval Policy

Until March 2006, we did not have a specified pre-approval policy regarding audit and non-audit services that could be performed by our independent auditor; therefore, the audit committee specifically approved all such services prior to such services being performed. Accordingly, all services performed by Deloitte & Touche LLP in fiscal 2005 were specifically pre-approved by the audit committee.

In March 2006, the audit committee adopted an Audit and Non-Audit Services Pre-Approval Policy which describes the permitted audit, audit-related, tax and other services that Deloitte & Touche LLP may perform. The policy requires that prior to the beginning of each fiscal year, a description of the services expected to be performed by Deloitte & Touche LLP in each of the foregoing service categories in the following fiscal year be presented to the audit committee for approval.

A detailed description of services to be provided by Deloitte & Touche LLP during the following year that are included in the description of services that do not require specific approval by the audit committee must be submitted to our Chief Financial Officer. Our Chief Financial Officer, with the advice of counsel, must then determine whether such services are included within the description of services. The audit committee will be informed on a quarterly basis of any such services rendered by Deloitte & Touche LLP, including the per engagement fees and aggregate fees incurred as of the date of the report.

The audit committee has designated our Chief Financial Officer to monitor the performance of all services provided by Deloitte & Touche LLP and to determine whether such services are in compliance with this policy. Our Chief Financial Officer is required to report to the audit committee on a periodic basis on the results of its monitoring. Both our Chief Financial Officer and management are required to report immediately to the Chairman of the audit committee any breach of this policy that comes to the attention of our Chief Financial Officer or any member of management.

Any requests for audit, audit-related, tax and other services not contemplated on the service list must be submitted to the audit committee for specific pre-approval and cannot commence until such approval has been granted. Normally, pre-approval under these circumstances may be approved by the chairman of the audit committee or is provided at regularly scheduled meetings.

All services to be performed by Deloitte & Touche LLP related to fiscal 2006 will be pre-approved in accordance with the pre-approval policy and procedures adopted by the audit committee at its March 7, 2006 meeting.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding ownership of shares of our common stock, as of April 15, 2006:

  •
  by each person known by us to be the beneficial owner of 5% or more of our common stock;

  •
  by each of our current directors and named executive officers; and

  •
  by all of our current directors and executive officers as a group.

Except as otherwise indicated, each person and each group shown in the table below has sole voting and investment power with respect to the shares of common stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, of any shares of common stock over which he or she has or shares, directly or indirectly, voting or investment power; or of which he or she has the right to acquire beneficial ownership at any time within 60 days after April 15, 2006. As used in this proxy statement, "voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares. Common stock beneficially owned and percentage ownership were based on 28,602,325 shares of our common stock outstanding as of April 15, 2006.

NAME AND ADDRESS OF BENEFICIAL OWNER(1)	SHARES BENEFICIALLY OWNED(2)	PERCENT OF CLASS
Ezra Dabah (3)	5,272,410	18.3%
Stanley Silverstein (4)	3,536,180	12.4%
Sally Frame Kasaks (5)	26,000	*
Malcolm Elvey (6)	16,000	*
Chuck Crovitz (7)	7,000	*
Robert Fisch (8)	7,000	*
Neal Goldberg (9)	162,000	*
Steven Balasiano (10)	176,058	*
Mario Ciampi (11)	135,908	*
Hiten Patel (12)	51,265	*
All Directors and Executive Officers as a Group (10 persons)(13)	6,284,941	21.4%
FMR Corp.(14)	3,465,340	12.1%

*    Less than 1%

(1)
The address of all directors and executive officers is c/o The Children's Place Retail Stores, Inc., 915 Secaucus Road, Secaucus, New Jersey 07094.

(2)
The percentage of stock outstanding for each stockholder is calculated by dividing (i) the number of shares deemed to be beneficially held by such stockholder as of April 15, 2006 by (ii) the sum of (A) the number of shares of common stock outstanding as of April 15, 2006 plus (B) the number of shares issuable upon exercise of options held by such stockholder which were exercisable as of April 15, 2006 or which will become exercisable within 60 days after April 15, 2006.

(3)
Includes (i) 3,107,960 shares held by trusts or custodial accounts for the benefit of Mr. Dabah's relatives, (ii) 1,906,850 shares held by Mr. Dabah, (iii) 37,600 shares held by Mr. Dabah's wife, and (iv) 220,000 shares subject to options exercisable within 60 days after April 15, 2006. Does not include (i) 424,300 shares beneficially owned by Stanley Silverstein, Mr. Dabah's father-in-law, (ii) 7,000 shares held in Mr. Silverstein's profit sharing account, (iii) 9,000 shares issuable to

  Mr. Silverstein upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006, and (iv) 17,000 shares held by Mr. Silverstein subject to options not yet vested.

(4)
Includes (i) 3,095,880 shares that are also deemed to be beneficially owned by Ezra Dabah and are held by trusts or custodial accounts for the benefit of Mr. Silverstein's relatives, and as to which shares Mr. Silverstein disclaims beneficial ownership; (ii) 424,300 shares held by Mr. Silverstein; (iii) 7,000 shares held in Mr. Silverstein's profit sharing account; and (iv) 9,000 shares issuable to Mr. Silverstein upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006. Does not include (i) 17,000 shares held by Mr. Silverstein subject to options not yet vested, (ii) 1,906,850 shares beneficially owned by Ezra Dabah, Mr. Silverstein's son-in-law, (iii) 37,600 shares beneficially owned by Mrs. Dabah, Mr. Silverstein's daughter, and (iv) 220,000 shares issuable to Mr. Dabah upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006.

(5)
Includes 26,000 shares issuable to Ms. Kasaks upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006. Does not include 12,000 shares subject to options not yet vested.

(6)
Includes 16,000 shares issuable to Mr. Elvey upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006. Does not include 12,000 shares subject to options not yet vested.

(7)
Includes 7,000 shares issuable to Mr. Crovitz upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006. Does not include 20,000 shares subject to options not yet vested.

(8)
Includes 7,000 shares issuable to Mr. Fisch upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006. Does not include 20,000 shares subject to options not yet vested.

(9)
Includes 162,000 shares issuable to Mr. Goldberg upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006. Does not include 150,000 shares subject to options not yet vested.

(10)
Includes (i) 24,040 shares held by Mr. Balasiano, (ii) 1,018 shares held in Mr. Balasiano's 401(k) account and (iii) 151,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006.

(11)
Includes (i) 35,664 shares held by Mr. Ciampi and (ii) 100,244 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006. Mr. Ciampi resigned effective as of April 30, 2006.

(12)
Includes (i) 1,265 shares held by Mr. Patel, and (ii) 50,000 shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006. Mr. Patel resigned effective as of April 15, 2006.

(13)
Includes shares issuable upon exercise of outstanding stock options exercisable within 60 days of April 15, 2006.

(14)
The address of this person is 82 Devonshire Street, Boston, MA 02109. According to a Statement on Schedule 13G filed with the Commission on March 10, 2006, (i) FMR Corp. reported beneficial ownership of 3,465,340 shares as a result of acting as investment advisor to various investment companies, and (ii) Edward C. Johnson 3d reported beneficial ownership of such 3,465,340 shares. Members of the Edward C. Johnson 3d family, including Edward C. Johnson 3d, may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR Corp.

EXECUTIVE OFFICERS

The following table lists certain information about our current executive officers:

NAME AND PRINCIPAL POSITION	AGE	EMPLOYMENT HISTORY
Ezra Dabah Chairman of the Board and Chief Executive Officer	52	Mr. Dabah has been our Chairman of the Board since 1989 and our Chief Executive Officer since 1991.
Neal Goldberg President	47	Mr. Goldberg has been our President since January 2004. Prior to joining us, from September 2001 to October 2003, Mr. Goldberg served as President of The Gap Inc.'s Outlet Division, overseeing 220 stores across the Gap, Old Navy and Banana Republic brands.
Steven Balasiano Senior Vice President, Chief Administrative Officer, General Counsel and Secretary	43	Mr. Balasiano was named Senior Vice President, Chief Administrative Officer, General Counsel and Secretary in November 2004. Mr. Balasiano previously served as Vice President, General Counsel and Corporate Secretary since joining us in December 1995 and Corporate Secretary since January 1996. From 2000 until September 2003, Mr. Balasiano also served as Vice President, Human Resources.
Susan Riley Senior Vice President, Chief Financial Officer	48	Ms. Riley has served as our Senior Vice President, Chief Financial Officer since April 2006. Prior to joining us, from July 2005 to February 2006, Ms. Riley served as the Chief Financial Officer of Klinger Advanced Aesthetics. From February 2004 to April 2005, Ms. Riley served as Senior Vice President and Chief Financial Officer of Abercrombie & Fitch. From August 2002 to November 2003, she served as Chief Financial Officer of The Mount Sinai Medical Center. From January 2001 to August 2002, she served as Vice President and Treasurer of Colgate Palmolive Company.

Compensation Committee Report

The compensation committee of our board of directors has furnished the following report on executive compensation for fiscal 2005.

Role of the Committee

The compensation committee establishes and oversees our executive compensation policies and programs, including approving base salaries, target bonus levels, actual bonuses and long-term incentive awards. Accordingly, the compensation committee determines and approves compensation for our Chief Executive Officer, our named executive officers and our five most highly compensated officers. In carrying out these functions, the compensation committee believes it is important to align executive compensation with business objectives and strategies, management initiatives, financial performance and enhanced stockholder value.

In addition, the compensation committee also reviews and approves any related party transactions that we may have with any of our directors and officers.

Our compensation committee is comprised of independent directors, none of whom is, or was, an officer or employee of our company or of any of our subsidiaries.

Our Executive Compensation Philosophy

The fundamental objective of our executive compensation program is to ensure that executives are provided incentives and compensated in a way that advances both the short and long term interests of stockholders while also ensuring that we are able to attract and retain executive management talent.

Under our executive compensation program, direct compensation consists of three key components:

  •
  a base salary;

  •
  a performance-based annual bonus; and

  •
  long-term incentives, including one time and periodic equity grants.

During the past two fiscal years, the compensation committee, with advice and assistance from an independent compensation consultant, devoted extensive attention to redesigning its approach to the last two of these components, with particular emphasis on establishing new standards for performance-based cash bonuses and long-term incentive equity awards. The compensation committee has undertaken this redesign effort in light of the new accounting rules which require the expensing of stock options.

Accordingly, on and as of January 27, 2006, the compensation committee, after discussion with our board of directors, approved the acceleration of vesting for outstanding in- and out-of-the-money stock options held by our employees representing the right to purchase a total of approximately 2.1 million shares of our common stock. The vesting of stock options for a total of 348,000 shares previously granted to our non-employee directors and certain of our executives was not changed by this action.

In connection with this acceleration of vesting, the compensation committee also established restrictions on the sale or other transfer of shares that may be acquired upon the exercise of accelerated options by each holder of accelerated options whose accelerated options represented the right to purchase more than 5,000 shares of our common stock. The significant holders are permitted to exercise accelerated options prior to the time such accelerated options would have been vested under their original vesting schedule, subject to such holders' acceptance of the transfer restrictions established by the compensation committee, which restrictions are contained in a transfer restriction agreement provided to each such holder. Such transfer restrictions prevent such holders from selling or transferring any shares acquired upon the exercise of accelerated options until the date on which the accelerated options would have otherwise vested under their original vesting schedule. Such transfer restrictions lapse immediately upon the holder's death, disability or retirement, or a change in control of our company. In the event such holder ceases to be employed by us for any reason other than death, disability or retirement, such transfer restrictions continue to apply for the remainder of the original vesting period as if such holder's employment with us had not ceased or terminated. Transfer restrictions do not apply after the original vesting date for such accelerated options with respect to any shares acquired upon the exercise of accelerated options, whether or not the holder executed the transfer restriction agreement.

Except as described above, all other terms and conditions of each accelerated option and our equity compensation plans remain unchanged.

The decision to accelerate the vesting of certain stock options was made to reduce equity compensation expense that would have been recorded in future periods following our adoption in the first quarter of fiscal 2006 of Statement of Financial Accounting Standard No. 123, "Share Based Payment (revised 2004)." Under accounting guidance effective during fiscal 2005 (Accounting Principles Board Opinion

No. 25 and other relevant accounting guidance), we recorded an expense in the fourth quarter of fiscal 2005 of approximately $2.1 million, which represents our estimate of intrinsic value that would have been forfeited had the acceleration not occurred.

The compensation committee adopted a Long-Term Incentive Compensation Program, which is described below, and an Annual Management Incentive Bonus Plan, which we are asking stockholders to approve at this annual meeting and which is described in detail above under the heading, "Proposal No. 3—Approval of Annual Management Incentive Bonus Plan."

The following report reviews our executive compensation program, including recent changes, and describes the process followed by the compensation committee in determining key elements of fiscal year 2005 executive compensation, including compensation for the executive officers named in the Summary Compensation Table in this proxy statement.

Executive Compensation Policies

During our fiscal year 2004, the compensation committee began, in consultation with an independent consultant, a review of our executive compensation program, including a review of the competitiveness of each component of our program. During our fiscal year 2005, the compensation committee completed its review and decided to:

  •
  establish and adopt, subject to stockholder approval, the Annual Management Incentive Bonus Plan (as described under the caption, "Proposal No. 3—Adoption of Annual Management Incentive Bonus Plan"); and

  •
  implement a Long-Term Incentive Compensation Program (as described below under the caption, "Long-Term Incentive Compensation Program").

Each of these components of our executive compensation program is intended to achieve two principal objectives:

  •
  continue our historical practice of linking compensation with performance, including both our financial performance and an assessment of each senior executive's individual performance; and

  •
  improve the clarity of our compensation practices and objectives for both employees and stockholders.

During fiscal 2005, our 2005 Equity Incentive Plan was approved by our stockholders. Our 2005 Equity Incentive Plan allows us to grant stock options, stock appreciation rights, restricted stock, deferred awards and performance awards. In connection with the adoption of our 2005 Equity Incentive Plan, the compensation committee agreed to the following:

  •
  not to issue any additional stock options under our 1996 Stock Option Plan or 1997 Stock Option Plan;

  •
  to limit the aggregate grant of awards under our 2005 Equity Incentive Plan during fiscal years 2005, 2006 and 2007 to less than 2.5% of the aggregate number of our shares of our common stock that are outstanding on the last day of our 2005, 2006 and 2007 fiscal years;

  •
  to amend our 2005 Equity Incentive Plan (i) to grant 15,000 options to a director on the date of his or her initial election to the Board of Directors, and (ii) on the last day of our fiscal year to grant 6,000 options to each director; and

  •
  that awards based on continued employment will have a minimum vesting period of three years from the date of grant; and awards based on satisfaction of performance factors, will have a minimum vesting period of one year from the date of grant.

Compensation Program

Base salaries are established based on the scope of responsibilities, taking into account competitive market compensation paid by other companies for similar positions. The compensation committee sets base salaries at a level designed to attract and retain superior leaders. Base salaries are reviewed annually, and adjusted from time to time to recognize outstanding individual performance, promotions and competitive compensation levels.

During fiscal 2005, the compensation committee adjusted the compensation of one executive officer named in the Summary Compensation Table, Mario Ciampi. Mr. Ciampi resigned from his position as Senior Vice President and President of our Disney Store North America subsidiary, effective as of April 30, 2006.

Annual Bonuses for Senior Executive Officers and Other Bonus Eligible Employees

For fiscal year 2005, bonus targets for senior executive officers and other bonus eligible employees were based on an assessment of performance measured by our achievement of a pre-established operating income target and pre-established individual performance goals.

Based on our performance during fiscal 2005 and the pre-established operating income target, our bonus-eligible employees earned a 60% bonus pay-out. Notwithstanding the above, due to a 46% growth in our earnings per share as compared to the previous year, the members of the compensation committee determined in their business judgment to approve a 100% bonus pay-out to all bonus eligible employees, except Mario Ciampi and Ezra Dabah. In addition, the compensation committee determined to adopt the Annual Management Incentive Bonus, subject to stockholder approval, to:

  •
  change the performance metric from operating income to earnings per share;

  •
  provide for corporate and divisional earning per share targets to align performance incentives of bonus eligible employees based on division; and

  •
  provide individual performance goals based on each eligible employee's ability to impact directly our performance.

Under the Annual Management Incentive Bonus Plan, if approved by the stockholders at the annual meeting, we will pay bonuses annually. In addition, the compensation committee may, in its discretion, pay an additional bonus, if the members determine in their business judgment such discretionary bonus is necessary to provide incentives to our bonus-eligible employees. Any such bonus shall be considered in addition to, and not a modification of, the Annual Management Incentive Bonus Plan.

Long-Term Incentive Compensation Program

In the past, we made annual stock option grants to eligible employees, including our senior executive officers. Each stock option permits the holder, generally for a period of ten years, to purchase one share of our common stock from us at the exercise price, which is the price of our common stock on the date of grant. Stock options have value only to the extent the price of our common stock on the date of exercise exceeds the exercise price. Stock options granted in 2005 generally become exercisable in four equal annual installments beginning one year after the grant date. The number of stock options granted to our five most highly paid senior executive officers in 2005 and the value of these awards are shown in the Options Granted During Last Fiscal Year summary table.

On April 18, 2005, the compensation committee granted options to purchase an aggregate of 971,300 shares of our common stock under our 1997 Stock Option Plan to certain of our executive officers and other key employees. The effective date of such grants was April 29, 2005.

On January 30, 2006, the compensation committee granted performance stock awards to be paid in the form of shares of common stock under our 2005 Equity Incentive Plan to certain executive officers and other key employees, including our Chief Executive Officer and certain other members of senior management. The issuance of shares under each performance award will be contingent upon, among other things, meeting certain consolidated earnings per share and cumulative earnings targets designated by the compensation committee for our 2005, 2006 and 2007 fiscal years. If these targets are met or exceeded during the performance period, the participants may be entitled to receive from 0% to 200% of such participant's target number of shares of common stock. Pursuant to the performance awards, the participants may earn up to an aggregate amount of approximately 1,200,000 shares of common stock at 200% (approximately 600,000 performance shares at 100%).

If after the end of the performance period, the compensation committee determines that the requisite performance targets have been achieved or exceeded, 50% of the earned shares under the performance awards will be delivered to participants promptly following the date of such determination. The remaining 50% of the earned shares will be delivered one year later, provided that the participant remains employed by us, other than due to the participant's death or disability. Participants will be entitled to receive a pro rated portion of the shares under their performance awards in the event of death or disability, or if a change in control occurs, during the performance period. Prior to the delivery of any shares, no participant will be deemed to have any ownership or stockholder rights (including without limitation dividend and voting rights) with respect to such shares, nor may the participant sell or otherwise transfer any of the performance shares.

Each grant of a performance award by the compensation committee is subject to the terms and conditions of our 2005 Equity Incentive Plan and a performance award agreement to be entered into between each participant and us. Each performance award was conditioned upon the awardee's entering into a confidentiality, non-competition and non-solicitation agreement with us.

Assuming the 100% performance target is met, we estimate the equity compensation expense that will be required to be recognized for the performance awards will approximate $27.8 million over the requisite performance period, $11.0 million of which is estimated to be recognized in fiscal 2006.

Chief Executive Officer Compensation

The compensation committee determines Mr. Dabah's compensation based on whether Mr. Dabah accomplished his performance goals established at the beginning of each fiscal year. The compensation committee established Mr. Dabah's base salary and bonus percentage for fiscal 2005 based on Mr. Dabah's performance during fiscal 2004. During fiscal 2004, Mr. Dabah exceeded expectations for his performance goals related to store sales, management and store performance.

Pursuant to Mr. Dabah's employment agreement and based on our performance in the preceding fiscal year, we paid Mr. Dabah a base salary of $920,769 for the fiscal year ended January 28, 2006, which was a 19% increase from the previous fiscal year. In addition, for the fiscal year ended January 28, 2006, we paid Mr. Dabah a bonus based on our earnings in the amount of $342,000 and granted Mr. Dabah options to purchase 85,000 shares of our common stock. As part of our Long-Term Incentive Compensation Program, on January 30, 2006, we also granted Mr. Dabah performance awards under our 2005 Equity Incentive Plan entitling Mr. Dabah to receive a target amount of up to 57,429 shares of our common stock, subject to the terms and conditions of a performance award agreement between Mr. Dabah and us. If the performance targets under the performance award agreement are exceeded, Mr. Dabah may be entitled to receive a maximum amount of up to 114,858 shares of our common stock.

Policy on Deductibility of Compensation

Section 162(m) imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to executive officers. In fiscal 2005, since our stockholders had not approved the performance bonuses paid to our executive officers, we were unable to deduct approximately $500,000 which we paid to our executive officers. The compensation committee believes that it is generally in our best interests to satisfy the requirements for deductibility under Section 162(m). Accordingly, the compensation committee has taken appropriate actions to the extent it believes feasible, including requesting that our stockholders approve the Annual Management Incentive Bonus Plan, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the compensation committee also believes that there may be circumstances in which our interests are best served by maintaining flexibility in the way compensation is provided, whether or not compensation is fully deductible under Section 162(m).

Submitted by the Compensation Committee

Chuck Crovitz, Chairman

Malcolm Elvey

Sally Frame Kasaks

Compensation Committee Interlocks and Insider Participation

Members of the compensation committee for the fiscal year ended January 28, 2006 were Messrs. Crovitz and Elvey and Ms. Kasaks. None of the members of the compensation committee was, during the fiscal year ended January 28, 2006, an officer or employee of our company or any of our subsidiaries, was formerly an officer of our company or any of our subsidiaries or had any relationships requiring disclosure in this proxy statement under the heading, "Certain Relationships and Related Transactions." None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as member(s) of our board of directors or compensation committee.

Summary of Executive Compensation

The following table summarizes the compensation for fiscal 2005, fiscal 2004 and fiscal 2003 for our Chief Executive Officer and each of our four other most highly compensated executive officers, who were employed by us on January 28, 2006, whom we refer to herein collectively as the "named executive officers."

SUMMARY COMPENSATION TABLE

		ANNUAL COMPENSATION (1)				LONG-TERM COMPENSATION
NAME AND PRINCIPAL POSITION	FISCAL YEAR	SALARY	BONUS	OTHER ANNUAL COMPENSATION		SECURITIES UNDERLYING OPTIONS (#)		ALL OTHER COMPENSATION
Ezra Dabah Chairman of the Board and Chief Executive Officer	2005 2004 2003	$920,769 770,769 720,000	$342,000 602,300 498,000	$120,163 115,098 108,750	(2) (2) (2)	85,000 100,000 —	(3) (3)	$27,044 26,643 25,000	(4) (4) (4)
Neal Goldberg (6) President	2005 2004 2003	650,384 625,000 16,827	432,300 495,313 —	— — —		135,000 — 250,000	(3) (8)	1,070 876 —	(5) (7)
Mario A. Ciampi Senior Vice President (9)	2005 2004 2003	460,577 380,769 337,500	180,000 309,240 194,820	— — —		80,000 — 30,000	(10) (3)	336,456 12,988 5,000	(11) (12) (13)
Steven Balasiano Senior Vice President, Chief Administrative Officer, General Counsel and Secretary	2005 2004 2003	376,923 308,846 263,750	188,100 211,860 155,270	— — —		55,000 20,000 20,000	(3) (3) (3)	5,637 5,385 4,559	(4) (13) (13)
Hiten Patel (14) Senior Vice President, Chief Financial Officer	2005	283,846	158,400	—		50,000	(3)	57,663	(15)

(1)
Fiscal 2005, fiscal 2004 and fiscal 2003 include bonuses earned in such fiscal year, portions or all of which were paid in the following fiscal year.

(2)
Amounts shown consist of car allowance and driver.

(3)
On and as of January 27, 2006, the vesting schedule for each of the options granted was accelerated such that all of the options are immediately exercisable.

(4)
Amounts shown consist of our matching contributions under The Children's Place 401(k) Savings Plan, and insurance premiums paid by us with respect to life insurance for the benefit of the executive.

(5)
Amounts shown consist of insurance premiums paid by us with respect to life insurance for the benefit of the executive.

(6)
Joined us in January 2004.

(7)
Amounts shown consist of insurance premiums paid by us with respect to life insurance for the benefit of the executive.

(8)
Each of the options granted in fiscal 2003 becomes exercisable at the rate of 20% on or after January 31, 2005, and 20% on or after the first, second, third and fourth anniversaries of January 31, 2005.

(9)
Resigned from his positions as Senior Vice President and President of the Disney Store, effective April 30, 2006.

(10)
20,000 options became exercisable on April 30, 2006 pursuant to the terms of the option grant and effective April 27, 2006, 10,000 options became immediately exercisable pursuant to the terms of Mr. Ciampi's separation agreement. All other options that were granted in this tranche were forfeited in connection with Mr. Ciampi's resignation.

(11)
Amounts shown consist of relocation, housing costs and tax gross up totaling $330,485, our matching contributions under The Children's Place 401(K) Savings Plan, and insurance premiums paid by us with respect to life insurance for the benefit of the executive.

(12)
Amounts shown consist of relocation costs totaling $7,500, our matching contributions under The Children's Place 401(k) Savings Plan, and insurance premiums paid by us with respect to life insurance for the benefit of the executive.

(13)
Amounts shown consist of our matching contributions under The Children's Place 401(k) Savings Plan.

(14)
Joined us in April 2005. Resigned from his position as Senior Vice President and Chief Financial Officer, effective April 15, 2006.

(15)
Amounts shown consist of relocation costs and tax gross up totaling $57,483, and insurance premiums paid by us with respect to life insurance for the benefit of the executive.

Stock Options

The following table sets forth certain information concerning options granted during fiscal 2005 to Ezra Dabah, Neal Goldberg, Mario A. Ciampi, Steven Balasiano and Hiten Patel.

OPTIONS GRANTED IN LAST FISCAL YEAR

	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED							POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM(1)
			% OF TOTAL GRANTED IN FISCAL 2004
NAME					EXERCISE PRICE		EXPIRATION DATE
								5%	10%
Ezra Dabah	85,000	(2)	7.2%		$41.42	(3)	04/29/2010	$564,262	$1,634,019
Neal Goldberg	50,000 85,000	(2) (2)	4.2 7.2	% %	40.65 37.66	(4) (4)	01/21/2014 04/29/2014	2,012,887 1,278,071	5,101,052 3,238,883
Mario A. Ciampi	80,000	(5)	6.8%		37.66	(4)	04/29/2015	1,894,482	4,800,990
Steven Balasiano	55,000	(2)	4.6%		37.66	(4)	04/29/2015	1,302,456	3,300,680
Hiten Patel	50,000	(2)	4.2%		37.66	(4)	04/29/2015	1,184,057	3,000,619

(1)
In accordance with the rules of the Securities and Exchange Commission, the amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date and do not reflect our estimates or projections of future common stock prices. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the common stock, the option holders' continued employment though the option period, and the date on which the options are exercised.

(2)
On and as of January 27, 2006, the vesting schedule for each of the options listed in this table granted was accelerated such that all of the options are immediately exercisable.

(3)
The exercise price was fixed at the date of the grant and was equal to 110% of the fair market value per share of common stock on such date in accordance with our 1997 Stock Option Plan.

(4)
The exercise price was fixed at the date of the grant and was equal to the fair market value per share of common stock on such date in accordance with our 1997 Stock Option Plan.

(5)
20,000 options became exercisable on April 29, 2006 pursuant to the terms of the option grant and effective April 27, 2006, 10,000 options became immediately exercisable pursuant to the terms of Mr. Ciampi's separation agreement. All other options that were granted in this tranche were forfeited in connection with Mr. Ciampi's resignation.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

The following table sets forth certain information with respect to stock options exercised by directors and the named executive officers during fiscal 2005, including the aggregate value of gains on the date of the exercise. In addition, the table sets forth the number of shares covered by stock options as of fiscal year end, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and market price of the shares subject to such option at fiscal year end. None of the directors nor named executive officers hold stock appreciation rights (SARs).

			NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT 1/28/06		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT 1/28/06 (1)
NAME	SHARES ACQUIRED ON EXERCISE	VALUE REALIZED
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE
Chuck Crovitz	0	$0	5,000	22,000	$108,000	$267,840
Malcolm Elvey	0	0	14,000	14,000	444,930	107,180
Robert Fisch	0	0	5,000	22,000	107,425	266,690
Sally Frame Kasaks	5,000	147,850	24,000	14,000	601,005	107,180
Stanley Silverstein	7,000	175,350	0	26,000	0	395,400
Ezra Dabah	0	0	284,660	0	5,750,856	0
Neal Goldberg	20,000	415,006	165,000	200,000	1,377,425	3,488,000
Mario A. Ciampi(2)	21,000	696,375	124,000	80,000	3,139,813	594,800
Steven Balasiano	0	0	161,000	0	3,127,265	0
Hiten Patel(3)	0	0	50,000	0	371,750	0

(1)
The market value of our common stock at the close of business on January 27, 2006 was $45.09.

(2)
Mr. Ciampi resigned from his position as our Senior Vice President, effective April 30, 2006.

(3)
Mr. Patel resigned from his positions as our Senior Vice President, Chief Financial Officer, effective April 15, 2006.

EQUITY PLAN COMPENSATION INFORMATION

The following table provides information as of January 28, 2006 about our common stock, which may be issued upon the exercise of options granted to employees or members of our board of directors under all of our existing equity compensation plans, including our 1996 Stock Option Plan, 1997 Stock Option Plan, 2005 Equity Incentive Plan and Employee Stock Purchase Plan.

Equity Plan Summary

	COLUMN (A)	COLUMN (B)		COLUMN (C)
PLAN CATEGORY	SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS	WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS		SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCES UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A))
Equity Compensation Plans Approved by Security Holders(1)	3,494,061	$28.34	(2)	2,075,837	(3)
Equity Compensation Plans Not Approved by Security Holders	N/A	N/A		N/A

Total	3,494,061	$28.34		2,122,337

(1)
These plans consist of our 1996 Stock Option Plan, 1997 Stock Option Plan, 2005 Equity Incentive Plan and Employee Stock Purchase Plan.

(2)
Represents shares issuable upon exercise of stock options granted under our 1996 Stock Option Plan, 1997 Stock Option Plan and 2005 Equity Incentive Plan. Does not include shares purchased under our Employee Stock Purchase Plan. Rights to purchase shares for the current purchase period under our Employee Stock Purchase Plan began accruing on January 1, 2006. On January 31, 2006, 1,736 shares at $41.60 were purchased under our Employee Stock Purchase Plan.

(3)
Includes 1,889,400 shares issuable upon grant of equity awards under our 2005 Equity Incentive Plan and 186,437 issuable under our Employee Stock Purchase Plan.

As of January 28, 2006, there were options outstanding to purchase up to 57,300 shares of our common stock under our 1996 Stock Option Plan and up to 650,858 shares of our common stock under our 1997 Stock Option Plan. Effective upon approval of our 2005 Equity Incentive Plan by our stockholders at our annual meeting held on June 23, 2005, we agreed not to make any further grants under our 1996 Stock Option Plan and 1997 Stock Option Plan. As of January 28, 2006, there were options outstanding to purchase up to 110,600 shares of our common stock and performance awards of 511,500 shares of common stock under our 2005 Equity Incentive Plan, subject to the terms and conditions of a performance award agreement between each awardee and us. Under our Long-Term Incentive Compensation Program, if the performance metrics are achieved, the maximum number of performance shares to be awarded is 1,200,000 shares. As of the date hereof, the compensation committee intends to grant restricted shares under our 2005 Equity Incentive Plan to eligible employees rather than stock options.

Employment Agreements

Ezra Dabah, Chairman and CEO

Mr. Dabah's amended and restated employment agreement provides that he will serve as our Chairman and Chief Executive Officer of the Company from the effective date of the agreement, for successive three year periods, subject to termination in accordance with the termination provisions of the agreement. Mr. Dabah's salary for the initial year is $1,000,000, subject to annual review. Mr. Dabah is entitled to receive an annual bonus, pursuant to the Annual Management Incentive Bonus Plan (subject to stockholder approval of such plan), in an amount equal to the product of (a) Mr. Dabah's annual base salary, times (b) a percentage equal to or greater than 100% as directed by the compensation committee, times (c) a bonus percentage based upon Mr. Dabah's performance in accordance with a schedule adopted by the compensation committee for all senior executives, except that Mr. Dabah's bonus percentage will not be more than 200%, Mr. Dabah's amended and restated employment agreement also provides for certain insurance and other benefits to be maintained and paid by us.

Mr. Dabah's amended and restated employment agreement provides that if Mr. Dabah's employment is terminated by us without cause or for disability, or by Mr. Dabah for good reason or following a change in control (as each such term is defined in the agreement), we will be required to pay Mr. Dabah, as a lump sum, an amount equal to three times his base salary then in effect. Mr. Dabah also will be entitled to receive any accrued but unpaid bonus compensation, and all outstanding unvested stock options under our stock option plans will immediately vest. If Mr. Dabah's employment is terminated for any of the above reasons, we also will be required, with certain exceptions, to continue to maintain life insurance, medical benefits and other benefits for Mr. Dabah for three years. Mr. Dabah's employment agreement also provides that Mr. Dabah will not, with certain exceptions, engage or be engaged in a competing business or solicit our directors, officers and employees for a period of five years following termination of his employment.

In addition, as part of our Long-Term Incentive Compensation Program, on January 30, 2006, we also granted Mr. Dabah performance awards under our 2005 Equity Incentive Plan entitling Mr. Dabah to receive a target amount of up to 57,429 shares of our common stock, subject to the terms and conditions of a performance award agreement between Mr. Dabah and us. If the performance targets under the performance award agreement are met or exceeded, Mr. Dabah may be entitled to receive a maximum amount of up to 114,858 shares of our common stock.

Neal Goldberg, President

Mr. Goldberg's amended and restated employment agreement provides that he will serve as our President until such time as his employment is terminated in accordance with the termination provisions thereof. Mr. Goldberg's current salary is $690,000 per year, subject to annual review. Mr. Goldberg is also entitled to receive an annual bonus, pursuant to the Annual Management Incentive Bonus Plan (subject to stockholder approval of such plan), in an amount equal to the product of (a) Mr. Goldberg's annual base salary, times (b) a percentage equal to or greater than 60% as directed by the compensation committee, times (c) a bonus percentage based upon Mr. Goldberg's performance in accordance with a schedule adopted by the compensation committee for all senior executives, except that Mr. Goldberg's bonus will not be more than 200%. We previously granted Mr. Goldberg 250,000 stock options on January 22, 2004, which vest over a five-year period, and 50,000 stock options on April 21, 2005, which vest over a five-year period, and we had separately agreed to pay Mr. Goldberg a cash adjustment in the amount of $650,000, representing the difference between the aggregate exercise price for the 50,000 options granted on April 21, 2005 and the aggregate exercise price for such options that would have applied if such options had been granted on January 22, 2004. The $650,000 was to be paid in five equal installments of $130,000. We made the first installment payment in May, 2005 and the second installment payment on January 31, 2006. Pursuant to Mr. Goldberg's amended and restated employment agreement, we have agreed to make the subsequent $130,000 payments to him on January 31, 2007, January 31, 2008 and January 31, 2009, subject to Mr. Goldberg's continued employment on such dates.

Mr. Goldberg's amended and restated employment agreement provides that if Mr. Goldberg's employment is terminated by us without cause, or by Mr. Goldberg for good reason or following a change in control (as each such term is defined in the agreement), we will be required to pay Mr. Goldberg his base salary then in effect for one year following such termination, which amount will be payable in monthly installments following his termination. If Mr. Goldberg's employment is terminated by us without cause or by Mr. Goldberg for good reason, a portion of the stock options scheduled to vest for that period based on Mr. Goldberg's termination date will immediately vest. If Mr. Goldberg's employment is terminated due to a change of control or disability or if Mr. Goldberg dies, all of his outstanding unvested stock options will immediately vest. Mr. Goldberg's amended and restated employment agreement also provides that Mr. Goldberg will not engage or be engaged in a competing business or solicit our directors, officers and employees for a period of one year following termination of his employment.

In addition, as part of our Long-Term Incentive Compensation Program, on January 30, 2006, we also granted Mr. Goldberg performance awards under our 2005 Equity Incentive Plan entitling Mr. Goldberg to receive a target amount of up to 57,429 shares of our common stock, subject to the terms and conditions of a performance award agreement between Mr. Goldberg and us. If the performance targets under the performance award agreement are met or exceeded, Mr. Goldberg may be entitled to receive a maximum amount of up to 114,858 shares of our common stock.

Steven Balasiano, Senior Vice President, Chief Administrative Officer, General Counsel and Secretary

In addition to provisions that are generally available to all of our employees, Mr. Balasiano's offer letter provides that in the event his employment is terminated without cause he will be entitled to six months of severance. Mr. Balasiano's annual base salary is $430,000 and based on the Company's performance to profit goals his targeted bonus under the Annual Management Incentive Bonus Plan is 45% of his base salary.

In addition, as part of our Long-Term Incentive Compensation Program, on January 30, 2006, we also granted Mr. Balasiano performance awards under our 2005 Equity Incentive Plan entitling Mr. Balasiano to receive a target amount of up to 36,180 shares of our common stock, subject to the terms and conditions of a performance award agreement between Mr. Balasiano and us. If the performance targets under the performance award agreement are met or exceeded, Mr. Balasiano may be entitled to receive a maximum amount of up to 72,360 shares of our common stock.

Susan Riley, Senior Vice President, Chief Financial Officer

In addition to provisions that are generally available to all of our employees, Ms. Riley's offer letter provides that in the event her employment is terminated without cause she will be entitled to six months of severance. Ms. Riley's annual base salary is $400,000 and based on the Company's performance to profit goals her targeted bonus under the Annual Management Incentive Bonus Plan is 40% of her base salary.

In addition, as part of our Long-Term Incentive Compensation Program, on March 13, 2006, we also granted Ms. Riley performance awards under our 2005 Equity Incentive Plan entitling Ms. Riley to receive a target amount of up to 25,000 shares of our common stock, subject to the terms and conditions of a performance award agreement between Ms. Riley and us. If the performance targets under the performance award agreement are met or exceeded, Ms. Riley may be entitled to receive a maximum amount of up to 50,000 shares of our common stock.

Others

We have also entered into employment agreements with certain of our other executives which provide for the payment of severance and certain benefits following any termination without cause.

Severance Agreements

Mario Ciampi Severance Agreement and Release

Mario Ciampi, Senior Vice President of the Company and President of Disney Store North America, voluntarily resigned from the company effective April 30, 2006. In connection with Mr. Ciampi's resignation we entered into a severance agreement and release dated April 14, 2006 with Mr. Ciampi.

Pursuant to such agreement, (i) Mr. Ciampi will receive a severance payment in the total amount of $510,000, (ii) transfer restrictions with respect to Mr. Ciampi's vested options to acquire 30,400 shares of our common stock will be waived, (iii) 10,000 unvested stock options scheduled to vest on April 29, 2007 shall be accelerated to vest on April 27, 2006, (iv) we will waive all applicable premium costs that Mr. Ciampi would otherwise be required to pay for continuation of the existing group health coverage provided to him and his family under its medical and dental plans for a period of twelve months or the date on which Mr. Ciampi commences full time employment with another company that provides health benefits to Mr. Ciampi and his family which are comparable to the medical, dental and vision benefits available to Mr. Ciampi and his family through COBRA, whichever date is sooner, (v) through June 30, 2006, Mr. Ciampi and his family shall be permitted to continue to reside in a residence in California leased by us, we will continue to pay the costs associated with the lease, and any amounts paid by us in connection with this lease that is reported as income to Mr. Ciampi shall be subject to a gross up of forty percent (40%), and (vi) we will reimburse Mr. Ciampi, up to $20,000, for all reasonable costs incurred by Mr. Ciampi and his family to relocate from California to New York.

In addition, Mr. Ciampi agreed to release us from any claims or liabilities arising out of Mr. Ciampi's employment or resignation. Mr. Ciampi will also be subject to certain confidentiality, non-disparagement, non-solicitation and non-interference covenants.

Hiten Patel Severance Agreement and Release

Hiten Patel, our Senior Vice President and Chief Financial Officer, voluntarily resigned from the Company effective on April 15, 2006. In connection with Mr. Patel's resignation we entered into a severance agreement and release dated April 19, 2006 with Mr. Patel.

Pursuant to such agreement, (i) Mr. Patel will receive a severance payment in the total amount of $180,000 and a $27,692 payment for accrued but unused vacation and personal days, and (ii) transfer restrictions with respect to certain of Mr. Patel's vested options to acquire 50,000 shares of our common stock will be waived.

In addition, Mr. Patel agreed to release us from any claims or liabilities arising out of Mr. Patel's employment or resignation. Mr. Patel will also be subject to certain confidentiality, non-competition, non-solicitation and non-interference covenants.

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our executive officers, directors and persons who own more than 10% of a registered class of our equity securities to file statements on Form 3, Form 4 and Form 5 of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% stockholders are required by the regulation to furnish us with copies of all Section 16(a) reports that they file.

Based solely upon a review of Forms 3 and 4 and amendments to these forms furnished to us, and written representations that no Form 5 was required, all parties subject to the reporting requirements of Section 16(a) filed all such required reports during and with respect to the fiscal year ended January 28, 2006, except for the following late filings: (i) on July 11, 2005, John Megrue, a former director, sold 24,598 shares of common stock, which was reported on Form 4 on July 14, 2005; (ii) on April 1, 2005, Stanley Silverstein, a director, sold 18,700 shares of common stock, which was reported on Form 4 on May 27, 2005; (iii) on May 24, 2005, Stanley Silverstein, a director, sold 8,000 shares of common stock, which was reported on Form 4 on May 27, 2005; (iv) on April 29, 2005, Mario Ciampi, President, Disney Store North America, was granted an option to purchase 80,000 shares of common stock, which was reported on Form 4 on May 20, 2005; (v) on April 29, 2005, Ezra Dabah, Chairman and Chief Executive Officer, was granted an option to purchase 85,000 shares of common stock, which was reported on Form 4 on May 20, 2005; (vi) on April 29, 2005, Neal Goldberg, President, was granted an option to purchase 85,000 shares of common stock, which was reported on Form 4 on May 20, 2005; and (vii) on April 29, 2005, Steven Balasiano, Senior Vice President, Chief Administrative Officer, General Counsel and Secretary was granted an option to purchase 55,000 shares of common stock, which was reported on Form 4 on May 20, 2005.

Certain Relationships and Related Transactions

Ezra Dabah, our Chief Executive Officer, is the son-in-law of Stanley Silverstein, a member of our board of directors.

Our compensation committee approves all related party compensation arrangements and transactions. Accordingly, the compensation committee has reviewed and approved the compensation and transactions described in the following disclosure.

Nina Miner, Mr. Silverstein's daughter and Mr. Dabah's sister-in-law, is employed by us as our Senior Vice President, Chief Creative Officer. For the 2005 fiscal year, Ms. Miner received cash compensation of $442,308 in base salary, a $222,750 bonus, and $14,200 in matching contributions under our 401(k) plan and other compensation. On January 30, 2006, we granted Ms. Miner performance awards of 56,498 shares of our common stock under our 2005 Equity Incentive Plan, subject to the terms and conditions of a performance award agreement between Ms. Miner and us. If the performance targets under the performance award agreement are met or exceeded, Ms. Miner may be entitled to receive a maximum amount of up to 112,996 shares of our common stock.

Jason Yagoda, Mr. Dabah's son-in-law and Mr. Silverstein's granddaughter's husband, is employed by us as Vice President, Marketing, Disney Store North America and during the 2005 fiscal year, received cash compensation of $273,654 in base salary, a $96,250 bonus, and $322,090 in housing allowance and relocation expense including a tax gross up, and $5,250 in matching contributions under our 401(k) plan. On January 30, 2006, we granted Mr. Yagoda performance awards of 22,521 shares of our common stock under our 2005 Equity Incentive Plan, subject to the terms and conditions of a performance award agreement between Mr. Yagoda and us. If the performance targets under the performance award agreement are met or exceeded, Mr. Yagoda may be entitled to receive a maximum amount of up to 45,042 shares of our common stock.

During fiscal 2005, we purchased approximately $0.3 million of footwear from Nina Footwear Corporation. Stanley Silverstein, who is a member of the Board of Directors and the father-in-law of Ezra Dabah, Chairman and CEO, owns Nina Footwear Corporation with his brother. In our opinion, the transactions with Nina Footwear Corporation were on terms no less favorable than could have been obtained from an unaffiliated third party.

Performance Graph

The following graph compares the cumulative stockholder return on our common stock with the return on the Total Return Index for the NASDAQ Stock Market (US) and the NASDAQ Retail Trade Stocks. The graph assumes that $100 was invested on February 2, 2001.

DATE	THE CHILDREN'S PLACE—"PLCE"	NASDAQ	RETAIL
2/2/2001	100.000	100.000	100.000
2/1/2002	128.562	72.341	119.133
1/31/2003	42.961	50.460	96.880
1/30/2004	108.371	78.536	142.042
1/28/2005	149.115	77.688	170.104
1/27/2006	181.719	88.480	184.467

Other Business

At the date of this proxy statement, the only business which our board of directors intends to present or knows that others will present at the meeting is that set forth in this proxy statement. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their judgment.

Stockholder Proposals: 2007 Annual Meeting

In order for a stockholder to have a proposal included in the proxy statement for our annual meeting of stockholders to be held in 2007, the proposal must comply with both the procedures identified by Rule 14a-8 under the Exchange Act and our by-laws and be received in writing by us at our principal executive office located at 915 Secaucus Road, Secaucus, New Jersey 07094, Attention: General Counsel's Office on or before 5:00 P.M. Eastern Standard Time on January 19, 2007. If, however, the date of our annual meeting to be held in 2006 is changed by more than thirty (30) days, the deadline is a reasonable time before we begin to print and mail our proxy materials for the annual meeting to be held in 2007.

Stockholder proposals submitted outside the requirements of Regulation 14A of the Exchange Act must be received by our Secretary in a timely fashion. To be timely, notice and information regarding such proposal and the stockholder must be delivered to or mailed and received by our Secretary at our principal executive offices located at 915 Secaucus Road, Secaucus, New Jersey 07094, not less than 45 days nor more than 60 days prior to the meeting; provided, however, that in the event that less than 55 days' notice or prior public disclosure of the date of the meeting was given or made to stockholders, notice by the stockholder to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made, whichever first occurred. Pursuant to our by-laws, a copy of which may be obtained by writing to our Secretary at our principal executive offices at the address set forth in the immediately preceding sentence, such notice must include, among other things: (i) a description of each proposal and the reasons therefor; (ii) the name and address of the stockholder making each proposal; (iii) the class and number of shares held of record by the stockholder as of the record date for the meeting (if such date has then been made publicly available) and as of the date of such notice; (iv) if such proposal involves a nomination for director, all information regarding each such nominee that would be required to be set forth in a definitive proxy statement filed with the Securities and Exchange Commission pursuant to Section 14 of the Exchange Act, and the written consent of each such nominee to serve if elected; (v) any material interest of the stockholder in such proposal; and (vi) all other information that would be required to be filed with the Securities and Exchange Commission if the person making such proposal was a participant in a solicitation subject to Section 14 of the Exchange Act. The chairman of the meeting may refuse to acknowledge the nomination of any person or the proposal of any business not made in compliance with the foregoing procedure.

Rule 14a-4 of the Exchange Act governs our use of discretionary proxy voting authority with respect to a stockholder proposal that is not addressed in the proxy statement. With respect to our annual meeting of stockholders to be held in 2007, if we are not provided notice of a stockholder proposal prior to April 4, 2007, we will be permitted to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement.

By order of the Board of Directors,

Steven Balasiano Secretary
Secaucus, New Jersey May 15, 2006

EXHIBIT A

ANNUAL MANAGEMENT INCENTIVE BONUS PLAN
OF
THE CHILDREN'S PLACE RETAIL STORES, INC.

1.    PURPOSE

This Annual Management Incentive Bonus Plan (the "Bonus Plan") is intended to provide an incentive for superior work and to motivate eligible executives of the Company and its subsidiaries toward even higher achievement and business results, to align their goals and interests with those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Bonus Plan is designed to provide bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

2.    DEFINITIONS

The following words and phrases as used herein shall have the following meanings unless a different meaning is plainly required by the context:

"Board" means the Board of Directors of the Company.

"Business Criteria" means the Company's net income, operating income, after-tax cash flow, earnings per share, return on equity, return on invested capital or assets, funds from operations, cost reductions and savings, appreciation in the fair market value of the Company's stock, or earnings before any one or more of the following items: interest, taxes, depreciation, amortization, or extraordinary or similar non-recurring items or adjustments.

"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations and interpretations promulgated thereunder.

"Committee" means the Compensation Committee which has been established to administer the Plan in accordance with Section 4 and Section 162(m).

"Company" means The Children's Place Retail Stores, Inc., a Delaware corporation, and any successor, whether by merger, ownership of all or substantially all of its assets or otherwise.

"Executive" means a key employee (including any officer) of the Company or any of its subsidiaries who is (or in the opinion of the Committee may during the applicable Performance Period become) an "executive officer" as defined in Rule 3b-7 under the Securities Exchange Act of 1934, as amended.

"Net Income" means the income from continuing operations of the Company and its subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles, adjusted to exclude the following: (i) all restructuring and disposition-related charges or credits for the fiscal year, net of related tax effect; and (ii) incremental and non-recurring integration costs and other financial impacts, net of tax, related to the business operations of an entity acquired by the Company.

"Participant" means an Executive selected to participate in the Plan by the Committee in accordance with Section 3.

"Performance Goals" means the specific objective goal or goals (which may be cumulative and/or alternative) that are timely set in writing by the Committee for each Participant for the Performance Period in respect of any one or more of the Business Criteria, determined without regard to the effect of any unusual or nonrecurring gains or losses caused by such things as material changes in accounting methods or principles, acquisitions or divestitures, or natural disasters.

"Performance Period" means the period with respect to which the Performance Goals are set by the Committee.

"Section 162(m)" means Section 162(m) of the Code, and the regulations promulgated thereunder, all as amended from time to time.

3.    PARTICIPATION

For each Performance Period, the Committee shall determine, at the time the Performance Goals are set, those Executives who shall to be eligible to receive Bonuses hereunder for such Performance Period. Subject to Section 11, the Committee may grant a Bonus to an Executive for a Performance Period that is less than twelve (12) months (e.g., for an Executive that commences employment after the first day of the Company's typical Performance Period). The Company shall establish such Executive's Performance Goals for the Performance Period within the time set forth under Section 162(m).

4.    ADMINISTRATION

Unless otherwise determined by the Board, this Bonus Plan shall be administered by the Compensation Committee of the Board. At all times the Committee shall consist of at least two members of the Board who shall qualify as "outside directors" under Section 162(m). Unless otherwise determined by the Board, the Committee shall have the sole discretion and authority to administer and interpret the Bonus Plan.

5.    BONUS DETERMINATIONS

A Participant may receive a bonus payment under the Bonus Plan for a Performance Period based upon the attainment of the Performance Goals for such Performance Period that are established by the Committee and relate to one or more of the Business Criteria. Performance Goals need not be the same for all Participants.

With respect to each Participant, the Committee shall, for each Performance Period, establish ranges of Performance Goals which correspond to various levels of cash bonus amounts ("Award Opportunities"). Each range of Performance Goals will include a level of performance at which one hundred percent (100%) of the targeted bonus award ("Target Bonus Award") may be earned. In addition, each range of Performance Goals will include levels of performance above and below the one hundred percent (100%) performance level. The Committee may establish minimum levels of Performance Goal achievement, below which no bonus payment will be made to the Participant.

Bonus formulas for Participants shall be adopted by the Committee no later than the latest time permitted by Section 162(m) (generally, for Performance Periods of one year or more, no later than 90 days after the commencement of the Performance Period, but in no event after twenty-five percent (25%) of the Performance Period has elapsed). No bonuses shall be paid to a Participant with respect to a Performance Period unless and until the Committee makes a certification in writing with respect to the attainment of the Performance Goals for such Performance Period as required by Section 162(m). The Committee shall have no discretion to increase the amount of a Participant's bonus as determined under the applicable bonus formula.

6.    FORM OF BONUS PAYMENT

Bonuses payable under this Bonus Plan shall be paid in cash, in a single lump sum.

7.    MAXIMUM BONUS

The total of all bonuses payable to Participants for performance with respect to any Performance Period shall not under any circumstances exceed twenty five percent (25%) of the Net Income for such Performance Period (the "Maximum Bonus Awards Pool").

The maximum bonus any Participant can receive for performance in any Performance Period is five million dollars ($5,000,000). In the event that the total of all bonuses payable to Participants should exceed the Maximum Bonus Awards Pool as specified above, the actual bonus of each Participant shall be proportionately reduced such that the total of all such bonuses paid pursuant to the Bonus Plan for such Performance Period is equal to the Maximum Bonus Awards Pool.

In the event of a Participant's termination of employment due to death, disability or retirement on or after age 65 during the Performance Period, the Participant's bonus award shall be based on the portion of the Performance Period in which the Participant was employed, computed as determined by the Committee. In the event that a Participant's employment terminates for any reason other than death, disability or retirement on or after age 65, the Participant's rights to a bonus shall be forfeited; provided, however, that the Committee may, in its sole discretion, pay a prorated bonus award to the Participant for the portion of the Performance Period in which the Participant was employed, computed as determined by the Committee.

All bonuses paid hereunder shall be subject to applicable state, federal and local tax withholding.

8.    PAYMENT OF BONUSES

Bonuses shall be payable to a Participant who remains continuously employed by the Company throughout the Performance Period as soon as practicable following the Committee's certification in accordance with Section 5 above that the Performance Goals with regard to such Participant and Performance Period have been attained. Notwithstanding the foregoing, the payment of a bonus hereunder to a Participant with respect to a Performance Period shall be conditioned upon the Participant's employment by the Company on the day the cash bonus is paid; provided, however, that in the event of a Participant's termination of employment due to death, disability or retirement on or after age 65 during the Performance Period, the payment of a bonus hereunder to such Participant shall not be conditioned upon the Participant's employment by the Company on the day the cash bonus is paid and shall be payable as soon as practicable following the Committee's certification in accordance with Section 5 above. Notwithstanding anything contained herein to the contrary, bonuses for a Performance Period shall be payable (A) no later than the latest of (i) the 15th day of the third month following the Participant's first taxable year in which such Performance Period ends, or (ii) the 15th day of the third month following the end of the Company's first taxable year coincident with or next following the last day of such Performance Period; or (B) as soon as administratively practicable following the date determined under clause (A).

9.    AMENDMENT AND TERMINATION

Subject to the terms of any written employment agreement between a Participant and the Company or any of its subsidiaries, the Company reserves the right to amend or terminate the Bonus Plan at any time in its sole discretion. Any amendments to the Bonus Plan shall require stockholder approval only to the extent required by Section 162(m).

This Bonus Plan will expire on January 29, 2011, unless terminated earlier by the Board or the Committee.

10.    STOCKHOLDER APPROVAL

No bonuses shall be paid under this Bonus Plan unless and until the Company's stockholders shall have approved the Bonus Plan and the material terms of the Performance Goals as required by Section 162(m). The Bonus Plan shall be resubmitted to the Company's stockholders for approval as required by Section 162(m) if it is amended in any way which changes the material terms of the Performance Goals, increases the maximum bonus payable under the Bonus Plan or changes the Bonus Plan's eligibility requirements.

11.    MISCELLANEOUS

Neither the establishment of this Bonus Plan nor the payment of any award hereunder nor any action of the Company, the Board or the Committee with respect to this Bonus Plan will be held or construed to confer upon any Executive any legal right to be continued in the employ of the Company or to receive any particular rate of cash compensation other than pursuant to the terms of this Bonus Plan and the determination of the Committee, and the Company expressly reserves the right to discharge any Executive whenever the interest of the Company may so permit or require without liability to the Company, the Board or the Committee, except as to any rights which may be expressly conferred upon a Participant under this Bonus Plan.

The adoption of this Bonus Plan will not affect any other compensation plans in effect for the Company or any subsidiary or affiliate of the Company, nor shall the Bonus Plan preclude the Company or any subsidiary or affiliate thereof from establishing any other forms of incentive or other compensation for Executives.

The Company shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Bonus Plan. The Bonus Plan shall constitute an "unfunded" plan of the Company. The Company shall not, by any provisions of the Bonus Plan, be deemed to be a trustee of any property, and any obligations of the Company to any participant under the Bonus Plan shall be those of a debtor and any rights of any Participant or former Participant shall be limited to those of a general unsecured creditor.

Except as expressly provided by the Committee, no benefit payable under the Bonus Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant or former Participant. This paragraph shall not apply to an assignment of a contingency or payment due after the death of the Participant to the deceased Participant's legal representative or beneficiary.

All questions pertaining to the construction, regulation, validity and effect of the provisions of the Bonus Plan shall be determined in accordance with the laws of the State of New Jersey.

Subject to Section 162(m), the Bonus Plan shall not limit the authority of the Company, the Board or the Committee, or any subsidiary of the Company, to grant awards or authorize any other compensation under any other plan or authority, including, without limitation, awards or other compensation based on the same Performance Goals used under the Plan. In addition, Executives not selected to participate in the Plan may participate in other plans of the Company.

It is the intent of the Company that the Bonus Plan and Bonuses paid hereunder satisfy and be interpreted in a manner, that, in the case of Participants who are or may be persons whose compensation is subject to Section 162(m), satisfies any applicable requirements as performance-based compensation. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) shall be disregarded.

ANNUAL MEETING OF STOCKHOLDERS OF
THE CHILDREN'S PLACE RETAIL STORES, INC.
June 22, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	The Board of Directors has nominated the persons listed below to serve as Class III directors of The Children's Place Retail Stores, Inc. for a three-year term and until their successors are duly elected and qualified.	2.	To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of The Children's Place Retail Stores, Inc. for the fiscal year ending February 3, 2007.	FOR ☐	AGAINST ☐	ABSTAIN ☐
	NOMINEES ☐ Malcolm Elvey ☐ Sally Frame Kasaks
☐	FOR ALL NOMINEES
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	3.	To consider and approve the Annual Management Incentive Bonus Plan of The Children's Place Retail Stores, Inc.	FOR ☐	AGAINST ☐	ABSTAIN ☐
☐	FOR ALL EXCEPT (See instructions below)
		THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTOR NOMINEES LISTED IN PROPOSAL (1) AT LEFT, "FOR" PROPOSAL (2) AND "FOR" PROPOSAL (3).

		The undersigned hereby acknowledges receipt of the (i) Notice of Annual Meeting and Proxy Statement and (ii) the Annual Report of The Children's Place Retail Stores, Inc. for the fiscal year ended January 28, 2006.
	INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: •

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE NECESSARY IF MAILED IN THE UNITED STATES.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:

NOTE:	Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as an attorney, executor, administrator, trustee or guardian, give the full title. If a corporation, sign in full corporate name by President or other authorized officer. If a partnership, sign in partnership name by authorized persons.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE CHILDREN'S PLACE RETAIL STORES, INC.
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS, JUNE 22, 2006

        The undersigned hereby appoints Ezra Dabah and Steven Balasiano, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Children's Place Retail Stores, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Children's Place Retail Stores, Inc. to be held at The Children's Place Retail Stores, Inc., 915 Secaucus Road, Secaucus, NJ 07094, on Thursday, June 22, 2006, at 10 o'clock A.M., local time, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting.

IMPORTANT: SIGN ON OTHER SIDE

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Table of Contents
INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES
INDEPENDENT AUDITORS
EXECUTIVE OFFICERS
SUMMARY COMPENSATION TABLE
OPTIONS GRANTED IN LAST FISCAL YEAR
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
EQUITY PLAN COMPENSATION INFORMATION
Equity Plan Summary
OTHER MATTERS
EXHIBIT A